Exhibit 99.9

Estimates

Fiscal Year Ending March 31, 2010

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of Finance.
Estimates of revenue and expenditure. ISSN 0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations, 1988-
ISSN 0712-45975=Estimates — Province of British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals. 2.Budget — British
Columbia—
Periodicals. I. British Columbia. Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev.Mar. 1987

Available to the General Public from:
CROWN PUBLICATIONS
Queen’s Printer
3rd Floor, 563 Superior Street
Victoria BC V8W 9V7

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act (BTAA); the timing of their presentation is outlined in section 6 of the BTAA.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the consolidated revenue fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2009/10. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and updated forecast information for the 2008/09 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislative Assembly for both operating and financing transactions upon the enactment of a Supply Act. The General Fund is the main operating account within the CRF and includes a number of Special Accounts where the statutory authority for specific expenditures is derived from statutes other than a Supply Act.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each ministry, special office and other purpose. The Vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and special account appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget web site at http://www.bcbudget.gov.bc.ca/.

The 2009/10 Estimates is comprised of three separate sections:

1.     Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated CRF expense.

2.     Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the CRF arranged by special office, ministry or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by sub-votes and group account classification.

Each special office, ministry or other grouping is presented on a similar basis.

1.     Summary — summarizes total voted and statutory (Special Account) expense, capital and other financing transactions. Also included is the estimated fulltime equivalent (FTE) employment for the fiscal year.

2.     Core Business Summary — for ministries, discloses operating expense, capital and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.     Vote Descriptions — for ministries, includes a description of the purpose for each vote and operating expense for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.     Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.     Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry.

3.     Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2008/09 main Estimates to the restated 2008/09 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of financing transactions for capital expenditures, for loans, investments and other requirements, and for revenue collected for and transferred to other entities; a summary of forecast FTE staff utilization; a core government (i.e. CRF) income statement; a summary of ministerial accountability for operating expenses; summaries of service delivery agency revenues and expenses; and detailed reconciliations of revenue by source and expense by function.

v

EXPLANATORY NOTES

The Relationship between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on in the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. As under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule I. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under virtually any appropriation — statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry or other appropriation section of the Estimates in two places: the Core Business Summary and the Group Account Classification.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, BC Public Service Agency services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosure in the Core Business Summary only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e. the Financial Administration Act section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. Details on internal and external recoveries by Vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedules C and D

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets held by the CRF is included in special office and ministry operating budgets. Schedule C summarizes core government capital acquisitions; Schedule D summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule E

The government disburses funds from the CRF for a variety of purposes related to ministry operations including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected For, and Transferred To, Other Entities — Schedule F

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities, and remits it to them. While these receipts are not considered government revenue, the payments into and out of the CRF must be authorized by the Legislature.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Estimated Reconciliation of Surplus or Deficit to Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.     Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2009/10 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act and as recommended by the independent Public Sector Accounting Board of the Canadian Institute of Chartered Accountants.

2.     Reporting Entity — The government reporting entity includes organizations that meet the criteria of control (by the province) as established under GAAP. This includes the Consolidated Revenue Fund; service delivery agencies, government partnerships, and commercial Crown corporations. Service delivery agencies include taxpayer-supported Crown corporations, the SUCH sector (school districts, post-secondary institutions, regional health authorities and hospital societies) and children and family development regional agencies/authorities.

3.     Consolidation — The 2009/10 Estimates fully consolidate the Consolidated Revenue Fund with the individual assets, liabilities, revenues and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Where the accounting policies of service delivery agencies differ from those used by the central government in preparing its own consolidated revenue fund financial statements, the service delivery agency financial statements are adjusted to conform to government’s accounting policies. Adjustments also are made for service delivery agencies and commercial Crown corporations whose fiscal year ends are different from the government’s fiscal year end.

4.     Specific Accounting Policies — Revenue and expenditure are recorded on an accrual basis of accounting except when the accruals cannot be determined with a reasonable degree of certainty or when their estimation is impracticable, as is the case with corporate income tax that is recorded on a cash basis. Assets are recorded to the extent that they represent financial claims by government upon outside parties; are items held for resale, prepaid expenses, or deferred charges; or are tangible capital assets. Similarly, liabilities are recorded only if they represent actual or probable financial claims against the government.

Significant Presentation Changes in the 2009/10 Estimates

For comparative purposes and to comply with accounting policy changes, the following significant presentation changes have been incorporated into the 2009/10 Estimates.

1.     Restatement of 2008/09 Estimates — The 2008/09 Estimates and Updated Forecast have been restated to be consistent with the 2009/10 Estimates presentation. These restatements reflect the government reorganizations in 2008/09 and incorporate a number of inter-ministry transfers and/or changes.

As well, the 2008/09 restatement reflects the following changes:

Presentation of freshwater angling revenue in the Consolidated Revenue Fund income statement (Schedule H)

A portion of these fees are transferred to the Freshwater Fisheries Society of BC as funding for recreation and conservation services provided to the Province. Previously these fees were shown as revenue with the corresponding transfer shown as an expense in the Ministry of Environment. In the restated presentation, the portion of this revenue that is transferable to the Society is shown as a recovery in the Ministry of Environment vote to offset the transfer expenditure.

Appropriation for capital funding

Previously, capital funding for schools, post-secondary institutions, health facilities and transit was appropriated as a financing transaction (Prepaid Capital Advances). The capital funding appropriations for schools, post-secondary institutions and health facilities are now presented as a Capital Funding vote in Other Appropriations. Providing capital funding for public transit has been added to the responsibilities of the BC Transportation Financing Authority. Appropriations for the amortization of prepaid capital advances are no longer required.

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES (Continued)

Accounting for resource roads

Previously, resource road expenditures were appropriated as a loans and investments financing transaction, primarily through the BC Timber Sales Special Account. Due to the change in accounting treatment for some of these expenditures (see part 2 below), the nature of the appropriation was changed, resulting in an increase in capital expenditures financing transactions.

Schedule A presents a detailed reconciliation of the restatement of Consolidated Revenue Fund operating expenses, capital expenditures and FTEs.

2.     Changes in Accounting Treatment —

Prepaid Capital Advances

Effective April 1, 2009, prepaid capital advances (PCAs) will be discontinued as a form of financing transaction appropriation in favour of voted appropriations in the relevant ministries. As a result, PCAs will no longer be capitalized on the Consolidated Revenue Fund balance sheet. As this is a correction of an accounting error, the change will be made retroactive in the Public Accounts and ministries will no longer be charged with PCA amortization. This change has no impact on actual capital expenditures; it only affects the manner of appropriation for capital funding. Therefore, this change has no impact on the Estimated Statement of Financial Position and the operating results in the Estimated Statement of Operations.

Classification of Forest Resource Roads

During preparation of the 2007/08 Public Accounts, the classification of certain resource roads constructed by the Ministry of Forests and Range either from its ministry operations vote or under the BC Timber Sales Special Account was changed from prepaid program costs to tangible capital assets to reflect the more permanent nature of these resource roads. The capital assets will be amortized to expense in accordance with their useful life instead of as inventory costs related to sales revenue.

Capitalization of Interest During Construction

During preparation of the 2007/08 Public Accounts, the application of policy on capitalizing interest was revised from applying interest to the cost of all capital projects (using a proxy where no direct borrowing specific to the project was incurred) to applying interest to the cost of only those capital projects where direct borrowing was incurred.

ESTIMATES, 09/10

ESTIMATED STATEMENT OF FINANCIAL POSITION(1)
($000)

Estimates (2) 2008/09	Updated Forecast (2) 2008/09		Estimates 2009/10

		Financial Assets(3)
3,103,000	6,028,000	Cash and temporary investments	4,369,000
4,321,000	4,420,000	Loans and investments	4,617,000
3,469,000	4,152,000	Other financial assets	4,409,000
2,152,000	2,152,000	Sinking funds and other financial assets (4)	2,042,000
5,775,000	5,718,000	Equity in self-supported Crown corporations	6,186,000
8,954,000	9,080,000	Financed assets of self-supported Crown corporations (5)	9,773,000
27,774,000	31,550,000		31,396,000

		Liabilities
8,179,000	8,104,000	Accounts payable and accrued liabilities	8,246,000
6,114,000	8,757,000	Deferred Revenue	9,175,000
14,293,000	16,861,000		17,421,000
		Debt(6):
27,631,000	27,601,000	Taxpayer-supported debt (net)	30,140,000
2,056,000	2,041,000	Taxpayer-supported debt offset by sinking funds	1,927,000
29,687,000	29,642,000		32,067,000

8,939,000	9,464,000	Self-supported debt (net)	9,757,000
96,000	111,000	Self-supported debt offset by sinking funds	115,000
9,035,000	9,575,000		9,872,000

750,000	—	Forecast allowance	—
39,472,000	39,217,000		41,939,000

53,765,000	56,078,000	Total Liabilities	59,360,000
(25,991,000)	(24,528,000)	Net Liabilities	(27,964,000)

		Non-Financial Assets(3)
31,347,000	30,980,000	Investment in capital assets (net)(7)	33,931,000
934,000	847,000	Other assets	837,000
32,281,000	31,827,000		34,768,000
6,290,000	7,299,000	Accumulated Surplus (Deficit)	6,804,000

110,000	91,000	Taxpayer-supported debt guarantees	73,000
311,000	331,000	Self-supported debt guarantees and non-guaranteed debt	501,000

(1)	Figures have been rounded to the nearest million.
(2)	The 2008/09 Estimates and Updated Forecast amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant Presentation Changes (Note 1) for details.
(3)

Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4)	Includes accounts receivable and inventories held for resale.
(5)	Includes loans to Crown corporations for the purchase of capital assets.
(6)

Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of commercial operations under provincial government control. These amounts are disclosed separately for information purposes.

(7)	Investment in capital assets is reported net of amortization.

ESTIMATES, 09/10

STATEMENT OF OPERATIONS(1)

($000)

Estimates (2) 2008/09	Updated Forecast (2) 2008/09			Estimates 2009/10

38,490,000	38,455,000		Total Revenue	38,812,000
37,690,000	38,405,000		Total Expenses	39,307,000
800,000	50,000		Surplus (Deficit) before forecast allowance	(495,000)
(750,000)	—		Forecast allowance	—
50,000	50,000		Surplus (Deficit)	(495,000)

6,306,000	7,086,000	(3)	Accumulated surplus, beginning of year, excluding comprehensive income	7,136,000
(66,000)	—		Other adjustments (4)	—
6,290,000	7,136,000		Accumulated surplus before comprehensive income	6,641,000
—	163,000		Accumulated comprehensive income of self-supported Crown corporations	163,000
6,290,000	7,299,000		Accumulated surplus, end of year	6,804,000

RECONCILIATION OF SURPLUS OR DEFICIT TO CHANGE IN DEBT(1)

($000)

Estimates (2) 2008/09	Updated Forecast (2) 2008/09		Estimates 2009/10

(50,000)	(50,000)	(Surplus) / Deficit (5)	495,000
(2,315,000)	(1,931,000)	Adjustment for non-cash items (6)	(1,910,000)
670,000	830,000	Self-supported Crown corporation retained earnings for the year(7)	468,000
(1,520,000)	(2,370,000)	Working capital changes (net)	(1,557,000)
(3,215,000)	(3,521,000)	Operating Requirement (Source)	(2,504,000)
3,859,000	4,133,000	Capital Investment Requirement - taxpayer supported organizations (Schedule D)	4,746,000
294,000	506,000	Loan, investment and other requirements (Schedule E)	297,000
(49,000)	(13,000)	Increase (decrease) in taxpayer-supported debt sinking fund balances	(114,000)
245,000	493,000	Financing Requirement (Source)	183,000
889,000	1,105,000	Net increase/(decrease) in taxpayer-supported debt	2,425,000

1,174,000	1,361,000	Increase (decrease) in financed assets of self-supported Crown corporations	693,000
(497,000)	(483,000)	Increase (decrease) in self-supported debt sinking fund balances	4,000
—	400,000	Warehouse borrowing program	(400,000)
677,000	1,278,000	Net increase/(decrease) in self-supported debt	297,000

600,000	—	Adjustment to forecast allowance	—

2,166,000	2,383,000	Net increase/(decrease) in total debt	2,722,000
37,306,000	36,834,000	Total debt, beginning of year	39,217,000
39,472,000	39,217,000	Total debt, end of year	41,939,000

(1)	Figures have been rounded to the nearest million.
(2)	The 2008/09 Estimates and Updated Forecast amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant Presentation Changes for details.
(3)	The 2008/09 Updated Forecast amount for the beginning of the fiscal year is as reported in the 2007/08 Public Accounts.
(4)	Represents an adjustment to the capital asset balance of public transit systems to reflect a change in amortization policy.
(5)	For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.
(6)	These adjustments include the forecast allowance, amortization of capital assets and valuation adjustments.
(7)

Represents the elimination of self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund. The earnings retained by the Crown corporations are used to meet capitalization targets and/or reduce financing requirements.

ESTIMATES, 09/10

ESTIMATED REVENUE BY SOURCE
($000)

Estimates(1) 2008/09	Updated Forecast(1) 2008/09		Estimates 2009/10

		Taxation Revenue
6,700,000	6,219,000	Personal income	6,562,000
1,343,000	2,037,000	Corporate income	1,529,000
5,284,000	4,998,000	Social service	5,087,000
957,000	912,000	Fuel	914,000
338,000	300,000	Carbon	546,000
705,000	713,000	Tobacco	687,000
1,861,000	1,840,000	Property	1,881,000
1,020,000	735,000	Property transfer	685,000
601,000	610,000	Other (2)	594,000
18,809,000	18,364,000	Total Taxation Revenue	18,485,000
		Natural Resource Revenue
1,166,000	1,376,000	Natural gas royalties	1,014,000
952,000	587,000	Forests	609,000
1,605,000	2,048,000	Other natural resource	2,007,000
3,723,000	4,011,000	Total Natural Resource Revenue	3,630,000
		Other Revenue
1,571,000	1,577,000	Medical Services Plan premiums	1,591,000
2,505,000	2,430,000	Other fees and licences	2,518,000
884,000	839,000	Investment earnings	918,000
2,509,000	2,474,000	Miscellaneous (3)	2,475,000
7,469,000	7,320,000	Total Other Revenue	7,502,000
		Contributions from the Federal Government
4,794,000	4,693,000	Health and social transfers	4,910,000
1,015,000	1,223,000	Other cost-shared agreements (4)	1,460,000
5,809,000	5,916,000	Total Contributions from the Federal Government	6,370,000
		Self-supported Crown Corporations
358,000	357,000	British Columbia Hydro and Power Authority (5)	452,000
854,000	867,000	British Columbia Liquor Distribution Branch	896,000
1,101,000	1,101,000	British Columbia Lottery Corporation	1,154,000
272,000	459,000	Insurance Corporation of British Columbia	260,000
95,000	60,000	Other	63,000
2,680,000	2,844,000	Net Earnings of Self-Supported Crown Corporations	2,825,000

38,490,000	38,455,000	Total Revenue	38,812,000

(1)	The 2008/09 Estimates and Updated Forecast amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant Presentation Changes for details.
(2)	Includes corporation capital, insurance premium and hotel room taxes.
(3)	Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.
(4)	Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.
(5)	Amounts are net of deferral account transfers.

ESTIMATES, 09/10

ESTIMATED EXPENSE BY FUNCTION

($000)

Estimates(1) 2008/09	Updated Forecast(1) 2008/09		Estimates(2) 2009/10

		Health
3,375,000	3,367,000	Medical Services Plan	3,576,000
1,018,000	1,018,000	Pharmacare	1,062,000
9,636,000	9,675,000	Regional services	10,052,000
861,000	1,011,000	Other health	1,032,000
14,890,000	15,071,000	Total Health	15,722,000
		Education
5,724,000	5,687,000	Elementary and secondary	5,774,000
4,329,000	4,418,000	Post-secondary	4,582,000
173,000	133,000	Other education	438,000
10,226,000	10,238,000	Total Education	10,794,000
		Social Services
1,349,000	1,343,000	Social assistance	1,391,000
1,142,000	1,103,000	Childcare services	1,094,000
777,000	901,000	Community living and other social services	925,000
3,268,000	3,347,000	Total Social Services	3,410,000

1,506,000	1,519,000	Protection of persons and property	1,544,000
1,350,000	1,429,000	Transportation	1,402,000
1,768,000	1,670,000	Natural resources and economic development	1,836,000
1,434,000	1,821,000	Other	705,000
342,000	467,000	Contingencies	385,000
—	—	Capital funding	560,000
672,000	684,000	General government	747,000
2,234,000	2,159,000	Debt servicing	2,202,000

37,690,000	38,405,000	Total Expense	39,307,000

(1)	The 2008/09 Estimates and Updated Forecast amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant Presentation Changes for details.
(2)	See Schedule L for further details on estimated expense by function.

ESTIMATES, 09/10

ESTIMATED EXPENSE BY ORGANIZATION

($000)

Estimates (1) 2008/09	Updated Forecast (1) 2008/09		Estimates 2009/10

64,058	64,058	Legislation	73,529
52,905	52,905	Officers of the Legislature	75,967
14,113	14,113	Office of the Premier	12,080
62,225	62,225	Ministry of Aboriginal Relations and Reconciliation	51,005
2,075,013	2,056,013	Ministry of Advanced Education and Labour Market Development	2,260,471
288,992	248,992	Ministry of Agriculture and Lands	298,265
545,454	545,454	Ministry of Attorney General	556,394
1,388,928	1,388,928	Ministry of Children and Family Development	1,402,713
237,761	237,761	Ministry of Community Development	197,510
5,116,517	5,114,517	Ministry of Education	5,178,540
73,212	72,212	Ministry of Energy, Mines and Petroleum Resources	73,023
263,313	251,313	Ministry of Environment	239,007
234,186	231,186	Ministry of Finance	152,884
806,099	770,099	Ministry of Forests and Range	767,671
13,329,423	13,329,423	Ministry of Health Services	14,094,910
71,953	65,953	Ministry of Healthy Living and Sport	70,695
2,602,338	2,602,338	Ministry of Housing and Social Development	2,641,271
102,064	102,064	Ministry of Labour and Citizens’ Services	78,272
623,849	623,849	Ministry of Public Safety and Solicitor General	646,858
67,405	67,405	Ministry of Small Business, Technology and Economic Development	84,912
352,851	348,851	Ministry of Tourism, Culture and the Arts	55,013
771,086	771,086	Ministry of Transportation and Infrastructure	765,887
1,261,713	1,211,713	Management of Public Funds and Debt	1,200,100
1,333,754	1,260,754	Other Appropriations	1,723,023
31,739,212	31,493,212	Consolidated Revenue Fund expenses (1), (2)	32,700,000
—	622,000	Priority Spending	—
1,891,788	2,192,788	Expenses recovered from external entities (2)	2,402,000
		Grants and other internal transfers to service delivery agencies (3)
(5,018,000)	(5,040,000)	School districts	(5,121,000)
(2,216,000)	(2,202,000)	Post-secondary institutions	(2,372,000)
(9,456,000)	(9,674,000)	Health authorities and hospital societies	(9,768,000)
(1,776,000)	(1,950,000)	Other service delivery agencies	(2,103,000)
		Service delivery agency expenses (4)
5,319,000	5,308,000	School districts	5,394,000
4,401,000	4,376,000	Post-secondary institutions	4,548,000
9,883,000	10,194,000	Health authorities and hospital societies	10,454,000
2,922,000	3,085,000	Other service delivery agencies	3,173,000
4,059,000	4,097,000	Externally-funded service delivery agency expense	4,205,000
37,690,000	38,405,000	Total expense	39,307,000

(1)	The 2008/09 Estimates and Updated Forecast amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant details.
(2)

Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3)	Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.
(4)	See Schedule J for details on estimated revenues and expenses for service delivery agencies.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE

($000)

Estimates (1) 2008/09	Vote No*		Estimates 2009/10

		Legislation
64,058	1	Legislation	73,529
64,058		Total Voted Expense	73,529
64,058		Total Expense	73,529

		Officers of the Legislature
15,250	2	Auditor General	15,536
384	3	Conflict of Interest Commissioner	440
19,693	4	Elections BC	41,440
3,603	5	Information and Privacy Commissioner	3,822
893	6	Merit Commissioner	955
4,671	7	Ombudsman	4,773
1,853	8	Police Complaint Commissioner	1,974
6,558	9	Representative for Children and Youth	7,027
52,905		Total Voted Expense	75,967
52,905		Total Expense	75,967

		Office of the Premier
14,113	10	Office of the Premier	12,080
14,113		Total Voted Expense	12,080
14,113		Total Expense	12,080

		Ministry of Aboriginal Relations and Reconciliation
58,025	11	Ministry Operations	46,905
58,025		Total Voted Expense	46,905

4,200	(S)	First Citizens Fund	4,100
4,200		Total Special Accounts (Statutory)	4,100
62,225		Total Expense	51,005

		Ministry of Advanced Education and Labour Market Development
2,063,477	12	Ministry Operations	2,196,880
11,536	13	BC Public Service Agency	63,591
2,075,013		Total Voted Expense	2,260,471
2,075,013		Total Expense	2,260,471

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2008/09 expense have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1) 2008/09	Vote No*		Estimates 2009/10

		Ministry of Agriculture and Lands
114,525	14	Ministry Operations	89,018
2,435	15	Agricultural Land Commission	2,276
75,812	16	Integrated Land Management Bureau	69,381
192,772		Total Voted Expense	160,675

84,720	(S)	Crown Land	126,090
18,500	(S)	Production Insurance	18,500
(7,000)		Transfer from Ministry Operations Vote	(7,000)
96,220		Total Special Accounts (Statutory)	137,590
288,992		Total Expense	298,265

		Ministry of Attorney General
442,365	17	Ministry Operations	452,396
68,135	18	Judiciary	69,282
24,500	19	Crown Proceeding Act	24,500
1	20	British Columbia Utilities Commission	1
535,001		Total Voted Expense	546,179

20,999	(S)	Public Guardian and Trustee of British Columbia	21,160
(10,546)		Transfer from Ministry Operations Vote	(10,945)
10,453		Total Special Accounts (Statutory)	10,215
545,454		Total Expense	556,394

		Ministry of Children and Family Development
1,388,928	21	Ministry Operations	1,402,713
1,388,928		Total Voted Expense	1,402,713
1,388,928		Total Expense	1,402,713

		Ministry of Community Development
230,819	22	Ministry Operations	190,568
230,819		Total Voted Expense	190,568

500	(S)	Northern Development Fund	500
6,442	(S)	University Endowment Lands Administration Account	6,442
6,942		Total Special Accounts (Statutory)	6,942
237,761		Total Expense	197,510

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2008/09 expense have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1) 2008/09	Vote No*		Estimates 2009/10

		Ministry of Education
5,116,517	23	Ministry Operations	5,178,540
5,116,517		Total Voted Expense	5,178,540

—	(S)	Children’s Education Fund	—
—		Total Special Accounts (Statutory)	—
5,116,517		Total Expense	5,178,540

		Ministry of Energy, Mines and Petroleum Resources
70,712	24	Ministry Operations	71,148
2,500	25	Contracts and Funding Arrangements	1,875
73,212		Total Voted Expense	73,023
73,212		Total Expense	73,023

		Ministry of Environment
207,635	26	Ministry Operations	185,242
15,458	27	Climate Action Secretariat	14,594
10,515	28	Environmental Assessment Office	9,466
233,608		Total Voted Expense	209,302

400	(S)	Park Enhancement Fund	400
29,305	(S)	Sustainable Environment Fund	29,305
29,705		Total Special Accounts (Statutory)	29,705
263,313		Total Expense	239,007

		Ministry of Finance
192,167	29	Ministry Operations	119,058
36,994	30	Public Affairs Bureau	28,816
5,000	31	Pacific Carbon Trust	5,000
234,161		Total Voted Expense	152,874

—	(S)	Insurance and Risk Management	—
25	(S)	Provincial Home Acquisition Wind Up	10
25		Total Special Accounts (Statutory)	10
234,186		Total Expense	152,884

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2008/09 expense have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2008/09	No*		2009/10

		Ministry of Forests and Range
530,673	32	Ministry Operations	530,651
56,226	33	Direct Fire	61,720
586,899		Total Voted Expense	592,371

219,200	(S)	BC Timber Sales	175,300
—	(S)	Forest Stand Management Fund	—
219,200		Total Special Accounts (Statutory)	175,300
806,099		Total Expense	767,671

		Ministry of Health Services
13,182,173	34	Ministry Operations	13,947,660
13,182,173		Total Voted Expense	13,947,660

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
13,329,423		Total Expense	14,094,910

		Ministry of Healthy Living and Sport
69,653	35	Ministry Operations	68,495
69,653		Total Voted Expense	68,495

2,300	(S)	Physical Fitness and Amateur Sports Fund	2,200
2,300		Total Special Accounts (Statutory)	2,200
71,953		Total Expense	70,695

		Ministry of Housing and Social Development
2,592,338	36	Ministry Operations	2,631,271
2,592,338		Total Voted Expense	2,631,271

10,000	(S)	Housing Endowment Fund	10,000
10,000		Total Special Accounts (Statutory)	10,000
2,602,338		Total Expense	2,641,271

		Ministry of Labour and Citizens’ Services
102,064	37	Ministry Operations	78,272
102,064		Total Voted Expense	78,272
102,064		Total Expense	78,272

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2008/09 expense have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2008/09	No*		2009/10

		Ministry of Public Safety and Solicitor General
593,618	38	Ministry Operations	616,877
15,630	39	Emergency Program Act	15,630
609,248		Total Voted Expense	632,507

750	(S)	Civil Forfeiture Account	—
1,315	(S)	Corrections Work Program Account	1,315
—	(S)	Forfeited Crime Proceeds Fund	—
12,536	(S)	Victim Surcharge Special Account	13,036
14,601		Total Special Accounts (Statutory)	14,351
623,849		Total Expense	646,858

		Ministry of Small Business, Technology and Economic Development
50,005	40	Ministry Operations	59,912
50,005		Total Voted Expense	59,912

17,400	(S)	Innovative Clean Energy Fund	25,000
17,400		Total Special Accounts (Statutory)	25,000
67,405		Total Expense	84,912

		Ministry of Tourism, Culture and the Arts
344,521	41	Ministry Operations	51,663
344,521		Total Voted Expense	51,663

8,330	(S)	BC Arts and Culture Endowment	3,350
8,330		Total Special Accounts (Statutory)	3,350
352,851		Total Expense	55,013

		Ministry of Transportation and Infrastructure
771,086	42	Ministry Operations	765,887
771,086		Total Voted Expense	765,887
771,086		Total Expense	765,887

		Management of Public Funds and Debt
1,261,713	43	Management of Public Funds and Debt	1,200,100
1,261,713		Total Voted Expense	1,200,100
1,261,713		Total Expense	1,200,100

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2008/09 expense have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2008/09	No*		2009/10

		Other Appropriations
342,000	44	Contingencies (All Ministries) and New Programs	385,000
971,848	45	Capital Funding	1,323,303
1	46	Commissions on Collection of Public Funds	1
1	47	Allowances for Doubtful Revenue Accounts	1
14,000	48	BC Family Bonus	8,758
2,096	49	Environmental Appeal Board and Forest Appeals Commission	2,103
3,808	50	Forest Practices Board	3,857
1,333,754		Total Voted Expense	1,723,023

1,333,754		Total Expense	1,723,023

		All Appropriations
31,172,586		Total Voted Expense	32,133,987
566,626		Total Special Accounts (Statutory)	566,013
31,739,212		Total Expense	32,700,000

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2008/09 expense have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education and Labour Market Development

Ministry of Agriculture and Lands

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Community Development

Ministry of Education

Ministry of Energy, Mines and Petroleum Resources

Ministry of Environment

Ministry of Finance

Ministry of Forests and Range

Ministry of Health Services

Ministry of Healthy Living and Sport

Ministry of Housing and Social Development

Ministry of Labour and Citizens’ Services

Ministry of Public Safety and Solicitor General

Ministry of Small Business, Technology and Economic Development

Ministry of Tourism, Culture and the Arts

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10

VOTED APPROPRIATION
Vote 1 — Legislation	64,058	73,529

OPERATING EXPENSE	64,058	73,529
CAPITAL EXPENDITURES (2)	27,530	6,715
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	350	350

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule E.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(5)	Details of FTEs are presented in Schedule G.

LEGISLATION

SUMMARY - OPERATING EXPENSE BY SUB-VOTE
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSE
Members’ Services	32,348	40,722
Caucus Support Services	5,886	6,540
Office of the Speaker	407	417
Clerk of the House	1,050	1,095
Clerk of Committees	654	636
Legislative Operations	12,233	12,062
Sergeant-at-Arms	4,620	4,903
Hansard	4,226	4,416
Legislative Library	2,634	2,738
	64,058	73,529

CAPITAL EXPENDITURES
Clerk of the House	—	20
Clerk of Committees	20	3
Legislative Operations	26,614	5,592
Sergeant-at-Arms	195	375
Hansard	691	725
Legislative Library	10	—
	27,530	6,715

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Members’ Services	350	350

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	35,138	41,058
Operating Costs	13,382	13,241
Other Expenses	15,923	19,633
Internal Recoveries	(385)	(403)
TOTAL OPERATING EXPENSE	64,058	73,529

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 2 — Auditor General	15,250	15,536
Vote 3 — Conflict of Interest Commissioner	384	440
Vote 4 — Elections BC	19,693	41,440
Vote 5 — Information and Privacy Commissioner	3,603	3,822
Vote 6 — Merit Commissioner	893	955
Vote 7 — Ombudsman	4,671	4,773
Vote 8 — Police Complaint Commissioner	1,853	1,974
Vote 9 — Representative for Children and Youth	6,558	7,027

OPERATING EXPENSE	52,905	75,967

CAPITAL EXPENDITURES (2)	739	3,400
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	278	289

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule E.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(5)	Details of FTEs are presented in Schedule G.

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Auditor General	15,250	15,536	—	15,536
Conflict of Interest Commissioner	384	440	—	440
Elections BC	19,693	41,440	—	41,440
Information and Privacy Commissioner	3,603	3,824	(2)	3,822
Merit Commissioner	893	955	—	955
Ombudsman	4,671	4,923	(150)	4,773
Police Complaint Commissioner	1,853	1,974	—	1,974
Representative for Children and Youth	6,558	7,027	—	7,027
TOTAL OPERATING EXPENSES	52,905	76,119	(152)	75,967

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	150	250	—	250
Elections BC	304	2,860	—	2,860
Information and Privacy Commissioner	60	45	—	45
Merit Commissioner	25	15	—	15
Ombudsman	75	75	—	75
Police Complaint Commissioner	25	25	—	25
Representative for Children and Youth	100	130	—	130
TOTAL CAPITAL EXPENDITURES	739	3,400	—	3,400

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature.

OPERATING EXPENSE
Auditor General	15,250	15,536

CAPITAL EXPENDITURES
Auditor General	150	250

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Auditor General	105	115

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSE
Conflict of Interest Commissioner	384	440

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Conflict of Interest Commissioner	2	2

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSE
Elections BC	19,693	41,440

CAPITAL EXPENDITURES
Elections BC	304	2,860

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Elections BC	44	44

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyist Registration Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from ministries, participants, and sponsoring organizations.

OPERATING EXPENSE
Information and Privacy Commissioner	3,603	3,822

CAPITAL EXPENDITURES
Information and Privacy Commissioner	60	45

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Information and Privacy Commissioner	24	24

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSE
Merit Commissioner	893	955

CAPITAL EXPENDITURES
Merit Commissioner	25	15

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Merit Commissioner	4	4

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 7 — OMBUDSMAN

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsman. The Ombudsman is an officer of the Legislature under the authority of the Ombudsman Act. The Ombudsman may investigate, either in response to a specific complaint or on the Ombudsman’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsman extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and other authorities listed in the schedule of the Ombudsman Act. The Ombudsman may undertake initiatives to increase public understanding of the role of the Ombudsman, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the Office, to ministries or agencies of the government. External recoveries are for the cost of services provided for in the vote and for distribution of materials.

OPERATING EXPENSE
Ombudsman	4,671	4,773

CAPITAL EXPENDITURES
Ombudsman	75	75

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Ombudsman	45	46

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act.

OPERATING EXPENSE
Police Complaint Commissioner	1,853	1,974

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Police Complaint Commissioner	10	10

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits and expenses for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families respecting designated services; and monitors, reviews and audits the provision of designated services.

OPERATING EXPENSE
Representative for Children and Youth	6,558	7,027

CAPITAL EXPENDITURES
Representative for Children and Youth	100	130

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Representative for Children and Youth	44	44

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,759	51,205
Operating Costs	20,597	25,210
Government Transfers	933	309
Other Expenses	35	35
Internal Recoveries	(337)	(640)
External Recoveries	(82)	(152)
TOTAL OPERATING EXPENSE	52,905	75,967

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices, and positive intergovernmental relations.

SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10

VOTED APPROPRIATION
Vote 10 — Office of the Premier	14,113	12,080

OPERATING EXPENSE	14,113	12,080
CAPITAL EXPENDITURES (2)	95	95
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	110	103

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	3,541	3,601	(700)	2,901
Deputy Ministers’ Policy Secretariat	2,709	2,060	—	2,060
Executive and Support Services	7,863	7,119	—	7,119

TOTAL OPERATING EXPENSES	14,113	12,780	(700)	12,080

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Intergovernmental Relations Secretariat	18	18	—	18
Deputy Ministers’ Policy Secretariat	5	5	—	5
Executive and Support Services	72	72	—	72

TOTAL CAPITAL EXPENDITURES	95	95	—	95

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Intergovernmental Relations Secretariat, Deputy Ministers’ Policy Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	3,541	2,901

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, inter-provincial, and international relations initiatives. This includes support for the Premier, the Minister of State for Intergovernmental Relations and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, ministerial conferences, and international conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries and federal, provincial, territorial and municipal governments for services described in this sub-vote.

DEPUTY MINISTERS’ POLICY SECRETARIAT

Voted Appropriation
Deputy Ministers’ Policy Secretariat	2,709	2,060

Voted Appropriation Description: This sub-vote provides for the Deputy Ministers’ Policy Secretariat to provide policy analysis and support to the Deputy Ministers’ Committee - Natural Resources and the Economy, the Deputy Ministers’ Committee - Social Development and the Deputy Ministers’ Committee - Public Service in their work on cross-government and corporate projects. Funding is for salaries, benefits and other expenses incurred in providing policy, planning and operational support. Costs may be recovered from ministries for services described in this sub-vote.

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,810	3,599
Executive Operations	4,053	3,520
	7,863	7,119

Voted Appropriations Description: This sub-vote provides for the offices of the Premier and the Minister of State for Intergovernmental Relations, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Minister of State, and their staff; the management of cross-government issues and corporate planning, and funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances and operating expenses for the Deputy Minister’s office; salaries and other expenses incurred in providing policy, planning and operational support to the Executive Council and its committees and for the planning and coordination of legislative priorities. Costs may be recovered from ministries for services described in this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	14,113	12,080

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,888	8,767
Operating Costs	3,737	3,487
Government Transfers	967	423
Other Expenses	779	421
Internal Recoveries	(558)	(318)
External Recoveries	(700)	(700)
TOTAL OPERATING EXPENSE	14,113	12,080

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through negotiating agreements and treaties, supporting the goals of the New Relationship, building relationships, supporting culture and language revitalization, economic development and capacity building, and raising awareness.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10

VOTED APPROPRIATION
Vote 11 — Ministry Operations	58,025	46,905

STATUTORY APPROPRIATION
First Citizens Fund Special Account	4,200	4,100

OPERATING EXPENSE	62,225	51,005
CAPITAL EXPENDITURES (2)	32	100
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	4,461	1,750
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	174	177

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Negotiations	41,608	33,200	(458)	32,742
Aboriginal Relations	8,091	6,869	(1)	6,868
Executive and Support Services	8,326	7,296	(1)	7,295
First Citizens Fund Special Account	4,200	4,100	—	4,100

TOTAL OPERATING EXPENSES	62,225	51,465	(460)	51,005

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	32	100	—	100

TOTAL CAPITAL EXPENDITURES	32	100	—	100

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Negotiations	4,461	1,750	—	1,750
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	4,461	1,750	—	1,750

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Negotiations, Aboriginal Relations, and Executive and Support Services.

NEGOTIATIONS

Voted Appropriation
Negotiations	41,608	32,742

Voted Appropriation Description: This sub-vote provides for interface with Aboriginal people, including costs associated with the development of policy, frameworks and protocols with respect to consultation, accommodation and Aboriginal rights and title; consultation; participation in the negotiation of treaties, incremental treaty agreements and other interim agreements, and other arrangements with First Nations and the federal government; negotiation and implementation of agreements with Canada to share the cost of treaties and other arrangements with First Nations; and New Relationship Initiatives. The sub-vote also provides for assistance to Aboriginal people and others in respect of their participation in negotiations, consultations and the treaty process. The sub-vote also provides for costs associated with accommodation, treaty implementation, treaty related measures; the resolution of land and resource issues including the acquisition of land for treaty and other Aboriginal agreements purposes; and the enhancement of Aboriginal involvement in economic development. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

ABORIGINAL RELATIONS

Voted Appropriation
Aboriginal Relations	8,091	6,868

Voted Appropriation Description: This sub-vote provides for initiatives to close the socio-economic gap between Aboriginal people and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal people and support for data development and tracking in order to report on progress. The sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development and support to Aboriginal leadership and advisory bodies. In addition, the sub-vote provides for the ministry’s service planning, strategic and business planning, performance measurement and reporting; and for administration of the First Citizens Fund Special Account and related transfers. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	594	594
Corporate Services	7,732	6,701
	8,326	7,295

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation, including salaries, benefits, allowances and operating expenses of the Minister and the Minister’s staff; and executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, records management, human resources, office management, accommodation, and information systems. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	58,025	46,905

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for the programs and operations of the following special account: First Citizens Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund Special Account	4,200	4,100

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,059	16,109
Operating Costs	22,401	9,177
Government Transfers	20,466	25,317
Other Expenses	2,763	866
Internal Recoveries	(4)	(4)
External Recoveries	(460)	(460)
TOTAL OPERATING EXPENSE	62,225	51,005

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the economic, educational and cultural well being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries, heritage, language and culture programs, Aboriginal friendship centre program delivery, and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	5,567	5,267
OPERATING TRANSACTIONS
Revenue	3,900	3,300
Expense	(4,200)	(4,100)
Net Revenue (Expense)	(300)	(800)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	5,267	4,467

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

NEGOTIATIONS

SETTLEMENT AND IMPLEMENTATION COSTS OF TREATIES AND OTHER AGREEMENTS — Disbursements are made to purchase and hold land for treaty settlement purposes. Also, disbursements are made to First Nations in accordance with treaty agreements and for the implementation costs of the agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements.

Receipts	—	—
Disbursements	4,461	1,750
Net Cash Source (Requirement)	(4,461)	(1,750)

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

The mission of the Ministry of Advanced Education and Labour Market Development is to develop an educated, skilled and sustainable workforce that contributes to economic growth and prosperity across the province of British Columbia. The BC Public Service Agency provides leadership and services that support public service excellence.

MINISTRY SUMMARY

($000)

	Estimates 2008/09(1)	Estimates 2009/10
VOTED APPROPRIATIONS
Vote 12 — Ministry Operations	2,063,477	2,196,880
Vote 13 — BC Public Service Agency	11,536	63,591

OPERATING EXPENSE	2,075,013	2,260,471
CAPITAL EXPENDITURES (2)	3,414	1,386
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	690	748

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,793,691	1,924,403	(1)	1,924,402
Student Aid BC	116,009	116,505	(2)	116,503
Labour Market and Immigration	119,570	171,765	(49,390)	122,375
Public Sector Employers’ Council Secretariat	16,509	16,960	(70)	16,890
Executive and Support Services	17,698	17,226	(516)	16,710
Business Performance (Agency)	30	466	(2)	464
Client Services (Agency)	3,341	7,932	(743)	7,189
Talent Management (Agency)	5,965	52,727	(15)	52,712
Employee Relations (Agency)	486	1,700	(6)	1,694
Benefits (Agency)	1	24,755	(24,754)	1
Executive and Support Services (Agency)	1,713	1,533	(2)	1,531

TOTAL OPERATING EXPENSES	2,075,013	2,335,972	(75,501)	2,260,471

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Public Sector Employers’ Council Secretariat	5	—	—	—
Executive and Support Services	1,840	67	—	67
Business Performance (Agency)	1,299	1,250	—	1,250
Executive and Support Services (Agency)	270	69	—	69

TOTAL CAPITAL EXPENDITURES	3,414	1,386	—	1,386

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 12 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Educational Institutions and Organizations, StudentAid BC, Labour Market and Immigration, Public Sector Employers’ Council Secretariat, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,793,691	1,924,402

Voted Appropriation Description:    This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system. Recoveries may be received from other ministries and from the federal government under cost sharing agreements for programs provided by the Ministry.

STUDENTAID BC

Voted Appropriation
StudentAid BC	116,009	116,503

Voted Appropriation Description:    This sub-vote provides for the administration, operation and delivery of the StudentAid BC Program. This program provides financial, income and other assistance to and for students including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs are recovered from organizations and the federal government for payments administered on their behalf.

LABOUR MARKET AND IMMIGRATION

Voted Appropriation
Labour Market and Immigration	119,570	122,375

Voted Appropriation Description:    This sub-vote provides for policy, programs and service delivery for settlement, immigration and labour market development. Programs and services include business immigration; the Provincial Nominee Program; worker training programs; community services and partnerships, national and international job fairs; funding to the Industry Training Authority; and labour market forecast information and tools. This sub-vote also provides for negotiation and implementation of the Agreement for Canada-British Columbia Co-operation on Immigration. Costs may be recovered from fees for service, ministries, Crown agencies and parties external to government including federal/provincial agreements for settlement services and labour market development.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriations
Public Sector Employers’ Council Secretariat	2,236	2,206
Employer Association	14,273	14,684
	16,509	16,890

Voted Appropriations Description:    This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the PSEA and related expenses. The council sets and coordinates strategic directions in issues in human resource management and labour relations, and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards.

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	536	542
Corporate Services	17,162	16,168
	17,698	16,710

Voted Appropriations Description:     This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. It provides for quality assessment for public and private post-secondary degree granting institutions. It provides for the office of the Minister of Advanced Education and Labour Market Development, and includes salaries, benefits, allowances, and operating expenses for the minister and for the minister’s staff. Transfers are provided for post-secondary development and implementation activities, research, labour market initiatives, and national and international education initiatives. Management services are provided by the Ministry of Education. Recoveries may be received from ministries, governments and other organizations for services provided in this sub-vote or from participation in federal/provincial agreements and activities.

VOTE 12 — MINISTRY OPERATIONS	2,063,477	2,196,880

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 13 — BC PUBLIC SERVICE AGENCY

This vote provides for the British Columbia Public Service Agency programs and operations described in the voted appropriations under the following six core businesses: Business Performance, Client Services, Talent Management, Employee Relations, Benefits, and Executive and Support Services.

BUSINESS PERFORMANCE

Voted Appropriation
Business Performance	30	464

Voted Appropriation Description:     This sub-vote provides for the facilitation of best practices within the human resource function, project management and customer relationship management while improving financial performance, operational efficiency and innovation. This sub-vote also provides for performance measurement, corporate communications and reporting. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided under this sub-vote.

CLIENT SERVICES

Voted Appropriation
Client Services	3,341	7,189

Voted Appropriation Description:    This sub-vote provides for a full range of day-to-day human resource consulting and related human resource services and programs on a regional basis to assist clients in meeting their business goals. This core business also provides for the delivery of Disability Management and Occupational Safety Programs. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided under this sub-vote.

TALENT MANAGEMENT

Voted Appropriation
Talent Management	5,965	52,712

Voted Appropriation Description:    This sub-vote provides for leadership and services in the areas of workforce and succession planning, hiring and deployment, employee development and integration, and incentives for recruitment into the public service. In addition, this core business provides for the services of Executive Recruitment and Development, which exists to recruit, deploy and develop senior leaders across the public service. This sub-vote also delivers a suite of learning services and employee rewards and recognition. This sub-vote also provides funding that supports innovation and transformation in the public service. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided under this sub-vote.

EMPLOYEE RELATIONS

Voted Appropriation
Employee Relations	486	1,694

Voted Appropriation Description:     This sub-vote provides for a full range of labour relations and workforce adjustment services including negotiation and administration of collective agreements, labour relations advice and dispute resolution. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided under this sub-vote.

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

BENEFITS

Voted Appropriations
Pension Contributions and Retirement Benefits	256,114	276,508
Employee Health Benefits	127,155	131,189
Other Benefits	22,104	22,207
Benefits Administration	6,325	6,770
Recoveries	(411,697)	(436,673)
	1	1

Voted Appropriations Description:    This sub-vote provides for services in health, benefits, terms and conditions of employment for excluded staff, related policy and program development for these business lines. This sub-vote also provides for management of the Community Services Fund, a public service wide annual drive for, and disbursement of, charitable donations. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided under this sub-vote.

EXECUTIVE AND SUPPORT SERVICES (AGENCY)

Voted Appropriations
Deputy Minister’s Office	1,330	735
Corporate Services	383	796
	1,713	1,531

Voted Appropriations Description:    This sub-vote provides for the executive direction of the BC Public Service Agency, administrative support services, policy and program development, financial services, human resources, communications, strategic planning, information systems, facilities management, performance management and provides support to independent offices. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided under this sub-vote.

VOTE 13 — BC PUBLIC SERVICE AGENCY	11,536	63,591

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	473,796	503,442
Operating Costs	32,460	26,361
Government Transfers	2,079,129	2,214,268
Other Expenses	35,221	83,015
Internal Recoveries	(460,416)	(491,114)
External Recoveries	(85,177)	(75,501)
TOTAL OPERATING EXPENSE	2,075,013	2,260,471

MINISTRY OF AGRICULTURE AND LANDS

The mission of the Ministry of Agriculture and Lands is to promote sustainable agriculture and food systems and to provide a balanced approach that promotes the sustainable use of Crown land resources.

MINISTRY SUMMARY

($000)

	Estimates 2008/09(1)	Estimates 2009/10
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	114,525	89,018
Vote 15 — Agricultural Land Commission	2,435	2,276
Vote 16 — Integrated Land Management Bureau	75,812	69,381

STATUTORY APPROPRIATIONS
Crown Land Special Account	84,720	126,090
Production Insurance Special Account	18,500	18,500
Less: Transfer from Ministry Operations Vote	(7,000)	(7,000)

OPERATING EXPENSE	288,992	298,265
CAPITAL EXPENDITURES (2)	8,701	671
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	7,830	7,975
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	893	938

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF AGRICULTURE AND LANDS

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Agriculture Operations	17,772	22,208	(6,253)	15,955
Strategic Industry Development	52,005	69,812	(20,804)	49,008
Crown Land Administration	34,516	14,414	(2)	14,412
BC Farm Industry Review Board	1,353	1,261	(3)	1,258
Executive and Support Services	8,879	8,386	(1)	8,385
Agricultural Land Commission	2,435	2,278	(2)	2,276
Integrated Land Management Bureau	75,812	73,755	(4,374)	69,381
Crown Land Special Account	84,720	126,090	—	126,090
Production Insurance Special Account	11,500	11,501	(1)	11,500

TOTAL OPERATING EXPENSES	288,992	329,705	(31,440)	298,265

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Agriculture Operations	1,122	23	—	23
Strategic Industry Development	747	168	—	168
Crown Land Administration	240	9	—	9
BC Farm Industry Review Board	2	1	—	1
Executive and Support Services	89	17	—	17
Agricultural Land Commission	5	4	—	4
Integrated Land Management Bureau	6,496	449	—	449

TOTAL CAPITAL EXPENDITURES	8,701	671	—	671

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Strategic Industry Development	(350)	—	(200)	(200)
Crown Land Administration	8,250	8,250	—	8,250
Crown Land Special Account	(70)	—	(75)	(75)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	7,830	8,250	(275)	7,975

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 14 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Agriculture Operations, Strategic Industry Development, Crown Land Administration, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE OPERATIONS

Voted Appropriations
Food Safety, Plant, Animal and Fish Health	10,080	9,776
Sustainable Agriculture Management	7,692	6,179
	17,772	15,955

Voted Appropriations Description:    This sub-vote provides for surveillance and diagnostic services to monitor and improve animal, aquatic animal and plant health; and for food safety and quality initiatives through licensing, support for research and innovation, and on-farm food safety information programs. This sub-vote also provides for planning, establishing and coordinating province-wide land and water policies and programs related to environmental farm management best practices; and working in partnership with industry, local governments and others to manage land use planning, resolve management issues and identify opportunities. Costs are recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

STRATEGIC INDUSTRY DEVELOPMENT

Voted Appropriations
Sustainable Aquaculture Management	4,251	4,143
Business Risk Management	39,330	35,197
Strategic Policy, Investment and Innovation	8,424	9,668
	52,005	49,008

Voted Appropriations Description:    This sub-vote provides for provincial and federal-provincial agriculture risk management programs, insurance schemes and funding of programs and trusts. This sub-vote also provides for industry initiatives, including research and innovation; collecting, advising and disseminating information on issues affecting the establishment, production, marketing, and business management of the agriculture, aquaculture and food sectors; youth development programs to facilitate leadership in the agri-food industry; promoting public awareness and support of the agriculture, aquaculture and food industries. This sub-vote also provides for agriculture and aquaculture management including: finfish and shellfish aquaculture regulation; technical review of tenure and licence applications; the administration and enforcement of relevant sections and regulations under the Land Act, Fisheries Act and Fish Inspection Act as well as licensing and compliance of the various acts and regulations administered by the ministry. It also provides for policy, legislative and regulatory development, economic and statistical analysis and trade competition advice for the agri-food and seafood sectors; intergovernmental negotiation strategies; planning; governance advice; and support for any First Nations consultation and accommodation arising from the activities provided for within this sub-vote. Recoveries are received from ministries, federal and other levels of government, and parties internal and external to government for services and programs described in this sub-vote.

CROWN LAND ADMINISTRATION

Voted Appropriations	3,992	4,559
Crown Land Policy	1,361	1,434
Crown Land Sales and Tenure Management	29,163	8,419
Land Restoration Programs	34,516	14,412

Voted Appropriations Description:    This sub-vote provides for the development and implementation of strategic and operational policy and legislation associated with Crown land administration across the Province. It also provides for a wide range of activities related to Crown land disposition, adjudication and management, including land sales and tenures, establishing fee rates, determining optimal development and use of Crown land, developing decision-support tools, ensuring compliance, public reporting, support to land use planning, intergovernmental and public relations and any First Nations consultation and accommodation arising from the activities provided for in this sub-vote. Some of these activities are performed under agreement with the Integrated Land Management Bureau through their regional offices. This sub-vote also provides for the management, assessment and remediation of contaminated and derelict sites on Crown land and other lands that affect provincial interests. Costs may be recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,353	1,258

Voted Appropriation Description:    This sub-vote provides for the supervision of the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act ; and hearing appeals on regulated marketing issues and hearing complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Costs may be recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	559	531
Corporate Services	8,320	7,854
	8,879	8,385

Voted Appropriations Description:    This sub-vote provides for the office of the Minister for Agriculture and Lands and includes salaries, benefits, allowances and operating expenses of the minister’s office. This sub-vote also provides for the executive direction and administrative services for the operating programs of the ministry, including finance, administration and budget coordination, strategic and business planning and reporting, strategic human resources, office management and accommodation, information management services and systems, protection of privacy and records management. Costs are recovered from ministries, other levels of government, and parties external to government for services provided for in this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	114,525	89,018

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 15 — AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriations under the core business Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	2,435	2,276

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of the fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs are recovered from ministries and organizations and individuals for services described in this sub-vote.

VOTE 15 — AGRICULTURAL LAND COMMISSION	2,435	2,276

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 16 — INTEGRATED LAND MANAGEMENT BUREAU

This vote provides for the operations described in the voted appropriations under the core business Integrated Land Management Bureau, an agency that provides services primarily to natural resource-based ministries.

INTEGRATED LAND MANAGEMENT BUREAU

Voted Appropriations
Regional Operations	35,380	32,676
First Nations Initiatives	8,743	8,658
GeoBC	23,954	20,349
Bureau Management	7,735	7,698
	75,812	69,381

Voted Appropriations Description:    This sub-vote provides for the cross-government coordination of First Nations engagements including implementation of land use and planning agreements, development of government-to-government resource management and land use protocols and, cross-government coordination of First Nations consultation and accommodation. This sub-vote also provides for the operation of regional offices that provide customer assistance with access to natural resource authorizations including supporting information such as guidelines, maps, land and resource use plans and other supporting information; the management, administration and disposition of Crown land including tenure application adjudication, administration, planning and Crown land sales. This sub-vote provides for the integration, warehousing, management, analysis and dissemination of provincial geographic information; and the maintenance, management and administration of provincial terrestrial base mapping, survey control points, air photography quality control programs, as well as legal registry of all Crown land, mineral, forest and other Crown land and natural resource tenures. It also provides support for a natural resource sector-wide electronic licensing program. This sub-vote also provides for the executive direction and administration of the Bureau including finance, administration, public information campaigns, strategic human resources, project management, information management services and systems, information and privacy, land and other revenue collection and trust fund management for the Bureau operations, programs and clients. Costs are recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 16 — INTEGRATED LAND MANAGEMENT BUREAU	75,812	69,381

MINISTRY OF  AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($00)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Crown Land and Production Insurance.

CROWN LAND

Statutory Appropriation
Crown Land Special Account	84,720	126,090

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land Special Account which is governed under the Ministry of Lands, Parks and Housing Act.

PRODUCTION INSURANCE

Statutory Appropriation	18,500	18,500
Production Insurance Special Account	(7,000)	(7,000)
Transfer from Ministry Operations Vote	11,500	11,500

Statutory Appropriations Description: This statutory appropriation provides for the Production Insurance Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	75,639	73,346
Operating Costs	80,472	53,117
Government Transfers	123,241	167,153
Other Expenses	36,757	44,257
Internal Recoveries	(12,190)	(8,168)
External Recoveries	(14,927)	(31,440)
TOTAL OPERATING EXPENSE	288,992	298,265

MINISTRY OF  AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

CROWN LAND

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act, 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and was changed to a Special Account under the Special Accounts Appropriation and Control Act. Revenue sources include land sales, land exchanges, land tenures, royalty revenues, interest income, rental income and fees. Costs of development reflect those costs directly associated with the acquisition, servicing, development of Crown land for sale or tenure. Expenses include costs such as clean-up and Crown land servicing. Receipts represent repayment of outstanding loans and deposits made on pending sales. This Special Account includes the write-up from book value to market value (revenue) and related expenses associated with providing Free Crown Grants and Nominal Rent Tenures at less than fair market value, in accordance with generally accepted accounting principles. Free Crown Grants are grants of Crown land, and Nominal Rent Tenures are leases of Crown land to organizations inside or outside of the government reporting entity, usually provided free or at a nominal value. An expense budget is provided based on an assessment of requirements for Free Crown Grants or Nominal Rent Tenures. As write-ups to fair market value (revenue) are fully offset by grant transfers (expense) to beneficiaries, these transactions do not impact the bottom line for the Special Account or the government’s summary accounts.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	112,203	91,330
Less: Cost of Development	(4,805)	(3,286)
	107,398	88,044
Expense	(20)	(20)
Net Revenue (Expense)	107,378	88,024

FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
Revenue	84,700	126,070
Expense:
– Ministry of Advanced Education and Labour Market Development	(2,500)	(2,500)
– Ministry of Community Development	(10,000)	(10,000)
– Ministry of Education	(18,500)	(19,320)
– Ministry of Environment	(10,000)	(10,000)
– Ministry of Forests and Range	(1,000)	(5,000)
– Ministry of Health Services	(1,500)	—
– Ministry of Small Business, Technology and Economic Development	—	—
– Ministry of Tourism, Culture and the Arts	(4,200)	(1,250)
– Ministry of Transportation and Infrastructure	(7,000)	(7,000)
– Renewal of Nominal Rent Tenures	(10,000)	(10,000)
– Contingency(4)	(20,000)	(61,000)
Total Expense	(84,700)	(126,070)

Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(107,448)	(88,099)

FINANCING TRANSACTIONS
Receipts	70	75
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	70	75
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	50,000	50,000

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)	Expenses and revenues reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.
(4)	A contingency is included to enable provision of Free Crown Grants and nominal rent tenures that were not anticipated by the province but which are deemed to be in the public interest.

MINISTRY OF AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

PRODUCTION INSURANCE

This account was established as a special account effective April 1,2005 by Section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, and producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Recoveries are received from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	17,630	18,430
OPERATING TRANSACTIONS
Revenue	12,300	14,785
Expense	(18,501)	(18,501)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	7,000	7,000
Net Revenue (Expense)	800	3,285

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	18,430	21,715

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF AGRICULTURE AND LANDS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

STRATEGIC INDUSTRY DEVELOPMENT

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments.

Receipts	350	200
Disbursements	—	—
Net Cash Source (Requirement)	350	200

CROWN LAND ADMINISTRATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring and disposing of Crown land.

Receipts	—	—
Disbursements	8,250	8,250
Net Cash Source (Requirement)	(8,250)	(8,250)

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General and Minister Responsible for Multiculturalism is to be responsible in government for law reform, for the administration of justice, and for seeing that public affairs are administered in accordance with the law. The Ministry is also responsible in government to promote multiculturalism and to eliminate racism.

MINISTRY SUMMARY
($000)

	Estimates 2008/09(1)	Estimates 2009/10
VOTED APPROPRIATIONS
Vote 17 — Ministry Operations	442,365	452,396
Vote 18 — Judiciary	68,135	69,282
Vote 19 — Crown Proceeding Act	24,500	24,500
Vote 20 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATIONS
Public Guardian and Trustee of British Columbia Special Account	20,999	21,160
Less: Transfer from Ministry Operations Vote	(10,546)	(10,945)

OPERATING EXPENSE	545,454	556,394

CAPITAL EXPENDITURES (2)	8,541	2,480
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	3,627	3,666

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule E.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(5)	Details of FTEs are presented in Schedule G.

MINISTRY OF ATTORNEY GENERAL

CORE BUSINESS SUMMARY
($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Justice Transformation	8,771	9,617	—	9,617
Justice Services	101,330	104,831	(1,952)	102,879
Prosecution Services	108,049	109,625	—	109,625
Court Services	145,719	148,656	(2,852)	145,804
Legal Services	18,334	18,256	(300)	17,956
Multiculturalism and Inclusive Communities	675	1,091	(424)	667
Executive and Support Services	59,487	66,203	(355)	65,848
Judiciary	68,135	69,282	—	69,282
Crown Proceeding Act	24,500	24,500	—	24,500
British Columbia Utilities Commission	1	6,156	(6,155)	1
Public Guardian and Trustee of British Columbia Special Account	10,453	13,370	(3,155)	10,215

TOTAL OPERATING EXPENSES	545,454	571,587	(15,193)	556,394

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Justice Services	300	—	—	—
Prosecution Services	300	—	—	—
Court Services	5,129	—	—	—
Legal Services	150	—	—	—
Multiculturalism and Inclusive Communities	500	—	—	—
Executive and Support Services	900	1,332	—	1,332
Judiciary	750	636	—	636
British Columbia Utilities Commission	12	12	—	12
Public Guardian and Trustee of British Columbia Special Account	500	500	—	500

TOTAL CAPITAL EXPENDITURES	8,541	2,480	—	2,480

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	1,200	(1,200)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	1,200	(1,200)	—

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 17 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Justice Transformation, Justice Services, Prosecution Services, Court Services, Legal Services, Multiculturalism and Inclusive Communities, and Executive and Support Services.

JUSTICE TRANSFORMATION

Voted Appropriation
Justice Reform	4,392	5,314
Community Court	4,379	4,303
	8,771	9,617

Voted Appropriations Description: This sub-vote provides for the development, trial and initial implementation of civil, family and criminal justice reforms to make the justice system more accessible, efficient and effective. Recoveries are received from the Ministry of Public Safety and Solicitor General towards the cost of this sub-vote.

JUSTICE SERVICES

Voted Appropriation
Justice Services	101,330	102,879

Voted Appropriation Description: This sub-vote provides for the administration and management of justice services throughout the province, including civil and family law reform; administrative justice reform; legal aid and other publicly-funded legal counsel services; access to justice services; maintenance enforcement and services associated with interjurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; supervised access services; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Recoveries are received from ministries, the Legal Services Society, and the federal government for services described in this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	108,049	109,625

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	145,719	145,804

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. This sub-vote also provides for responding to cross-government strategic priorities. Recoveries are received from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services provided.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

LEGAL SERVICES

Voted Appropriation
Legal Services	18,334	17,956

Voted Appropriation Description:  This sub-vote provides for legal and related services including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council to the province and various agencies, boards, commissions and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided.

MULTICULTURALISM AND INCLUSIVE COMMUNITIES

Voted Appropriation
Multiculturalism and Inclusive Communities	675	667

Voted Appropriation Description: This sub-vote provides for the coordination of resources and initiatives with respect to multiculturalism and anti-racism. Recoveries are received from the federal government, pursuant to federal/provincial funding agreements for multiculturalism and anti-racism programs.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	763	763
Corporate Services	42,849	48,839
Agencies, Boards and Commissions	15,875	16,246
	59,487	65,848

Voted Appropriations Description:  This sub-vote provides for the office of the Attorney General and Minister Responsible for Multiculturalism, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; centrally provided shared services; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Under agreement, management services are also provided to the Ministry of Aboriginal Relations and Reconciliation. This sub-vote also provides for agencies, boards and commissions under the jurisdiction of the Attorney General, and other initiatives sponsored by the Attorney General, and the Ministry. The operations of the Public Guardian and Trustee are partially funded by this sub-vote. Recoveries are received from ministries, organizations, and individuals for services provided within this sub-vote.

VOTE 17 — MINISTRY OPERATIONS	442,365	452,396

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 18 — JUDICIARY

This vote provides for judiciary programs and operations described in the voted appropriations under the Judiciary core business.

JUDICIARY

Voted Appropriations
Superior Courts	15,001	15,427
Provincial Courts	53,134	53,855
	68,135	69,282

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 18 — JUDICIARY	68,135	69,282

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 19 — CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 19 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 20 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described under the British Columbia Utilities Commission core business.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and parties external to government.

VOTE 20 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for the programs and operations of the following special account: Public Guardian and Trustee of British Columbia.

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

Statutory Appropriation
Public Guardian and Trustee of British Columbia Special Account	20,999	21,160
Transfer from Ministry Operations Vote	(10,546)	(10,945)
	10,453	10,215

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee of British Columbia Special Account which is governed under the Public Guardian and Trustee Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	332,058	348,395
Operating Costs	180,710	175,609
Government Transfers	88,841	90,379
Other Expenses	27,283	27,132
Internal Recoveries	(69,321)	(69,928)
External Recoveries	(14,117)	(15,193)
TOTAL OPERATING EXPENSE	545,454	556,394

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

The Public Guardian and Trustee Operating Account was established as a special account in the General Fund of the Consolidated Revenue Fund by the Public Trustee Amendment Act, 1989, and is governed by Section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are client fees, commissions and charges, and transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Recoveries are received from clients and parties external to government.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	19,049	19,261
OPERATING TRANSACTIONS
Revenue	11,357	11,000
Expense	(24,035)	(24,315)
Internal and External Recoveries	3,036	3,155
Transfer from Ministry Operations Vote	10,546	10,945
Net Revenue (Expense)	904	785

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	(1,056)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(500)	(500)
Net Cash Source (Requirement)	(500)	(500)
Difference Between 2008/09 Estimates and Projected Actual Net Cash Source (Requirement)	80	—
Working Capital Adjustments and Other Spending Authority Committed(3)	784	697
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	19,261	20,243

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF ATTORNEY GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	1,806	1,200
Disbursements	1,806	1,200
Net Cash Source (Requirement)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities in caring for and protecting vulnerable children and youth, and to maximize the potential of every child in British Columbia by supporting healthy child and family development.

MINISTRY SUMMARY

($000)

	Estimates 2008/09(1)	Estimates 2009/10

VOTED APPROPRIATION
Vote 21 — Ministry Operations	1,388,928	1,402,713

OPERATING EXPENSE	1,388,928	1,402,713
CAPITAL EXPENDITURES (2)	7,853	1,464
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	(125)	(123)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	4,542	4,437

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Child and Family Development	796,266	866,476	(68,391)	798,085
Early Childhood Development, Child Care and Supports to Children with Special Needs	505,980	522,158	(1)	522,157
Provincial Services	64,516	67,573	(3,702)	63,871
Executive and Support Services	22,166	19,262	(662)	18,600

TOTAL OPERATING EXPENSES	1,388,928	1,475,469	(72,756)	1,402,713

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	7,853	1,464	—	1,464

TOTAL CAPITAL EXPENDITURES	7,853	1,464	—	1,464

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(125)	—	(123)	(123)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(125)	—	(123)	(123)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 21 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Child and Family Development; Early Childhood Development, Child Care and Supports to Children with Special Needs; Provincial Services; and Executive and Support Services.

CHILD AND FAMILY DEVELOPMENT

Voted Appropriation
Child and Family Development	796,266	798,085

Voted Appropriation Description:    This sub-vote provides for service support, direct operating costs and local administration of community-based support services for Aboriginal and non-Aboriginal children, youth and families; quality assurance initiatives; establishing new Aboriginal governance structures; funding under the Community Services Interim Authorities Act or any legislation providing for the establishment of permanent authorities, the Child, Family and Community Service Act, the Employment and Assistance Act, the Adoption Act, the Youth Justice Act, the federal Youth Criminal Justice Act, and the Mental Health Act, or for administration, operations or services under those Acts; and other initiatives to support children, youth, former youth in care and families, including costs related to transformation of services. Recoveries are received from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

EARLY CHILDHOOD DEVELOPMENT, CHILD CARE AND SUPPORTS TO CHILDREN WITH SPECIAL NEEDS

Voted Appropriation
Early Childhood Development, Child Care and Supports to Children with Special Needs	505,980	522,157

Voted Appropriation Description:     This sub-vote provides for service support, direct operating costs and local administration of early childhood development services, services for children and youth with special needs and their families, and early learning and child care, including child care subsidies to parents and organizations that provide or support child care services. This sub-vote also provides for the administration of the Child Care BC Act and the Child Care Subsidy Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

PROVINCIAL SERVICES

Voted Appropriation
Provincial Services	64,516	63,871

Voted Appropriation Description:     This sub-vote provides for program support and administration for young offender services that promote rehabilitation including youth custody centres and youth forensic psychiatric services to the courts and clients, specialized provincial services under provisions of the Youth Justice Act, the federal Youth Criminal Justice Act, the Mental Health Act and the Forensic Psychiatry Act, and other services to support children and youth. Recoveries are received from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	915	901
Corporate Services	21,251	17,699
	22,166	18,600

Voted Appropriations Description:    This sub-vote provides for the office of the Minister of Children and Family Development; the office of the Minister of State for Child Care; and overall direction, development and support for ministry services, including central support and advice to the areas of child and family development, early childhood development, child care, children and youth with special needs, and provincial services; and for the administration of the Human Resource Facility Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

VOTE 21 — MINISTRY OPERATIONS	1,388,928	1,402,713

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	333,099	320,508
Operating Costs	135,024	122,054
Government Transfers	989,537	1,032,427
Other Expenses	3,064	2,545
Internal Recoveries	(2,486)	(2,065)
External Recoveries	(69,310)	(72,756)
TOTAL OPERATING EXPENSE	1,388,928	1,402,713

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social service providers, including funds under the Human Resource Facility Act.

Receipts	125	123
Disbursements	—	—
Net Cash Source (Requirement)	125	123

MINISTRY OF COMMUNITY DEVELOPMENT

The mission of the Ministry of Community Development is to promote sustainable, liveable communities that provide healthy and safe places for British Columbians.

MINISTRY SUMMARY

($000)

	Estimates 2008/09(1)	Estimates 2009/10

VOTED APPROPRIATION
Vote 22 — Ministry Operations	230,819	190,568

STATUTORY APPROPRIATIONS
Northern Development Fund Special Account	500	500
University Endowment Lands Administration Account Special Account	6,442	6,442

OPERATING EXPENSE	237,761	197,510
CAPITAL EXPENDITURES (2)	1,946	150
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	191	191

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF COMMUNITY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Local Government	214,033	184,027	(40,000)	144,027
RuralBC Secretariat	6,394	36,279	—	36,279
Pine Beetle Epidemic Response Division	173	539	—	539
Property Assessment	660	3,507	(2,912)	595
Executive and Support Services	9,559	9,129	(1)	9,128
Northern Development Fund Special Account	500	500	—	500
University Endowment Lands Administration Account Special Account	6,442	6,442	—	6,442

TOTAL OPERATING EXPENSES	237,761	240,423	(42,913)	197,510

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Local Government	725	—	—	—
RuralBC Secretariat	175	—	—	—
Executive and Support Services	1,046	150	—	150

TOTAL CAPITAL EXPENDITURES	1,946	150	—	150

MINISTRY OF COMMUNITY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Local Government, RuralBC Secretariat, Pine Beetle Epidemic Response Division, Property Assessment and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	208,642	138,444
University Endowment Lands	5,391	5,583
	214,033	144,027

Voted Appropriations Description:    This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, financial and other support to local governments and other related organizations, and for the operation of the University Endowment Lands. Recoveries are received from ministries, local and federal governments for services provided in this sub-vote.

RURALBC SECRETARIAT

Voted Appropriation
RuralBC Secretariat	6,394	36,279

Voted Appropriation Description:    This sub-vote provides for comprehensive economic strategies; working with investors to facilitate economic development and job creation; managing programs and providing financial assistance to improve urban and rural infrastructure throughout the province; administering federal/provincial infrastructure and economic programs; developing training strategies and implementing strategic labour market policies; and providing grants to communities in transition and the Columbia Basin Trust.

PINE BEETLE EPIDEMIC RESPONSE DIVISION

Voted Appropriation
Pine Beetle Epidemic Response Division	173	539

Voted Appropriation Description:    This sub-vote provides for executive direction of the Ministry of Community Development and administrative services for the operating programs of the Pine Beetle Epidemic Response Division.

PROPERTY ASSESSMENT

Voted Appropriations
Assessment Services	1	1
Assessment Policy and Support	659	594
	660	595

Voted Appropriations Description:    This sub-vote provides for the operating and administration costs of the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the Panels and Board. Costs are recovered from the British Columbia Assessment Authority, other organizations through agreements, and appellants to the Board.

MINISTRY OF COMMUNITY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	576	586
Corporate Services	8,983	8,542
	9,559	9,128

Voted Appropriations Description:     This sub-vote provides for the office of the Minister of Community Development, including salaries, benefits, allowances, and operating expenses of the minister’s staff. This sub-vote also provides for executive direction of the Ministry of Community Development and administrative services for the operating programs of the Ministry of Community Development and the Ministry of Tourism, Culture and the Arts, including financial administration and budget coordination, strategic and business planning and reporting, records management, human resources, office management and accommodation and information systems. Recoveries may be received from ministries, local and federal governments for services provided for in this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	230,819	190,568

MINISTRY OF COMMUNITY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Northern Development Fund and University Endowment Lands Administration.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund Special Account	500	500

Statutory Appropriation Description:    This statutory appropriation provides for the Northern Development Fund Special Account and is governed under the BC-Alcan Northern Development Fund Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account Special Account	6,442	6,442

Statutory Appropriation Description:    This statutory appropriation provides for the University Endowment Lands Administration Account Special Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,674	16,862
Operating Costs	11,752	12,842
Government Transfers	236,097	210,584
Other Expenses	6,580	6,579
Internal Recoveries	(6,444)	(6,444)
External Recoveries	(27,898)	(42,913)
TOTAL OPERATING EXPENSE	237,761	197,510

MINISTRY OF COMMUNITY DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act, 1998. The purpose is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations costs for the Nechako-Kitimat Development Funds Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	8,605	8,680
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	8,680	8,755

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF COMMUNITY DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, and was continued under the University Endowment Lands Act, 1979. The account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	30,905	30,905
OPERATING TRANSACTIONS
Revenue	6,442	6,442
Expense	(6,442)	(6,442)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	30,905	30,905

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education and the Minister Responsible for Early Learning and Literacy is to set legal, financial, curricular and accountability frameworks so as to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous, sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates 2008/09(1)	Estimates 2009/10

VOTED APPROPRIATIONS
Vote 23 — Ministry Operations	5,116,517	5,178,540

STATUTORY APPROPRIATION
Children’s Education Fund Special Account	—	—

OPERATING EXPENSE	5,116,517	5,178,540

CAPITAL EXPENDITURES (2)	5,220	1,501
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	342	336

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF EDUCATION

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Education Programs	5,021,215	5,112,586	(18,168)	5,094,418
Public Libraries	15,675	15,675	—	15,675
Executive and Support Services	79,627	69,187	(740)	68,447
Children’s Education Fund Special Account	—	—	—	—

TOTAL OPERATING EXPENSES	5,116,517	5,197,448	(18,908)	5,178,540

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	5,220	1,501	—	1,501

TOTAL CAPITAL EXPENDITURES	5,220	1,501	—	1,501

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 23 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Education Programs, Public Libraries, and Executive and Support Services.

EDUCATION PROGRAMS

Voted Appropriation
Education Programs	5,021,215	5,094,418

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, early learning and literacy. Recoveries are received from public and independent schools for the Common Student Information System and from the federal government for expenditures primarily relating to the Official Languages in Education Protocol.

PUBLIC LIBRARIES

Voted Appropriation
Public Libraries	15,675	15,675

Voted Appropriation Description: This sub-vote provides for funding to support the Public Library system.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	537	476
Corporate Services	20,664	18,797
K-12 Education Services	58,426	49,174
	79,627	68,447

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses of the minister and minister’s staff. This sub-vote also provides for management services to the Ministry of Education and the Ministry of Advanced Education and Labour Market Development and boards, agencies and commissions supported by those ministries. This sub-vote also provides for executive direction for the ministry and management and program support for K-12 education, early learning and literacy. Transfers are provided for education development and implementation activities. Recoveries are to be received from general education development test fees, participation in federal/provincial agreements and activities, other governments, and other sources such as exam fees and ministry reports, and may be received from ministries for services provided in this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	5,116,517	5,178,540

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Children’s Education Fund.

CHILDREN’S EDUCATION FUND

Statutory Appropriation
Children’s Education Fund Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Children’s Education Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	26,209	27,498
Operating Costs	53,059	57,977
Government Transfers	5,055,859	5,111,560
Other Expenses	299	414
Internal Recoveries	—	(1)
External Recoveries	(18,909)	(18,908)
TOTAL OPERATING EXPENSE	5,116,517	5,178,540

MINISTRY OF EDUCATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

CHILDREN’S EDUCATION FUND

This account was established as a special account effective April 1, 2007 under the Special Accounts Appropriation and Control Act. The Children’s Education Fund provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007 enrolled in eligible British Columbia based education programs. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	43,050	72,299
OPERATING TRANSACTIONS
Revenue	4,338	3,343
Expense	—	—
Net Revenue (Expense)	4,338	3,343

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	(18,690)

Transfer from (to) the General Fund	43,601	43,772

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	72,299	119,414

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate a positive climate for the economic, environmental and socially responsible development of British Columbia’s energy, mineral and petroleum resources for the benefit of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates 2008/09(1)	Estimates 2009/10

VOTED APPROPRIATIONS
Vote 24 — Ministry Operations	70,712	71,148
Vote 25 — Contracts and Funding Arrangements	2,500	1,875

OPERATING EXPENSE	73,212	73,023
CAPITAL EXPENDITURES (2)	1,435	21,273
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	338	341

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Oil and Gas	12,450	12,066	(2)	12,064
Titles	5,340	4,841	(2)	4,839
Mining and Minerals	14,037	11,907	(2)	11,905
Electricity and Alternative Energy	26,486	31,000	(2)	30,998
Marketing, Aboriginal and Community Relations	5,641	5,369	(2)	5,367
Executive and Support Services	6,758	5,979	(4)	5,975
Contracts and Funding Arrangements	2,500	1,875	—	1,875

TOTAL OPERATING EXPENSES	73,212	73,037	(14)	73,023

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	383	21,000	—	21,000
Titles	54	—	—	—
Mining and Minerals	813	—	—	—
Electricity and Alternative Energy	7	—	—	—
Executive and Support Services	178	273	—	273

TOTAL CAPITAL EXPENDITURES	1,435	21,273	—	21,273

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	32,900	(32,900)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	32,900	(32,900)	—

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 24 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Oil and Gas; Titles; Mining and Minerals; Electricity and Alternative Energy; Marketing, Aboriginal and Community Relations; and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas	12,450	12,064

Voted Appropriation Description: This sub-vote provides for the management of the Province’s natural gas and petroleum resources, including the following: facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, engineering, environmental, volume and pricing analysis to develop and implement policies and programs; identifying, stimulating and facilitating development opportunities; fostering skilled oil and gas labour and service sector resources; streamlining provincial statutes and regulations that apply to the oil and gas sector; representing the Province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and external relations and providing information to the public. This sub-vote also provides for salaries, benefits and operating expenses related to government’s management of offshore oil and gas resources; expenses for developing policies and programs to identify, stimulate, market and facilitate British Columbia’s offshore oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic and financial aspects of offshore oil and gas development and ocean management. Recoveries are received from organizations and individuals external to government for approved infrastructure program costs and from ministries, Crown agencies and parties external to the government for services provided under this sub-vote.

TITLES

Voted Appropriation
Titles	5,340	4,839

Voted Appropriation Description: This sub-vote provides for the administration of Crown-owned subsurface resources, including the issuance of petroleum and natural gas tenures, geothermal tenures and underground natural gas storage rights; promotion of the mineral exploration and mining industry by issuing and administering coal, mineral and placer exploration and production tenures; and by maintaining tenure registries and collecting fees associated with subsurface tenures and ensuring compliance with provincial legislation and regulations. This sub-vote also provides for evaluation and negotiation of compensation for subsurface resources tenures impacted by Crown land use decisions. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MINING AND MINERALS

Voted Appropriation
Mining and Minerals	14,037	11,905

Voted Appropriation Description: This sub-vote provides for management of the Province’s mining resources and regulation of the industries that explore for and develop these resources by regulating the mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility; promoting the mineral exploration and mining industry; enforcing provincial legislation and regulations; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest; consulting with communities, First Nations, non-governmental organizations and other governments; providing education and information to the public; developing and delivering geoscience databases and surveys; working with industry and providing financial assistance to other organizations to collect and publish baseline geoscience information; providing assistance and advice to prospectors and exploration companies; and undertaking economic and financial analyses to provide measures to enhance exploration and mining investment attractiveness. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	26,486	30,998

Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation and transmission, province-wide energy conservation and efficiency measures, and alternative energy development; the advancement of leading edge energy technologies; providing policy advice or direction to electrical utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity and alternative energy resources; and providing operational policy support for independent power producers. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MARKETING, ABORIGINAL AND COMMUNITY RELATIONS

Voted Appropriation
Marketing, Aboriginal and Community Relations	5,641	5,367

Voted Appropriation Description: This sub-vote provides for programs related to the ministry’s corporate services and leading and supporting the ministry’s First Nations consultation processes and initiatives advancing the New Relationship. Activities include: leading community engagement and marketing strategies; providing strategic planning and corporate policy advice, and ensuring reporting requirements are met; leading cross ministry and intergovernmental initiatives; collaborating internally and externally on land use matters related to all phases of energy, mineral and petroleum resources development; overseeing the development of legislation and regulations; and administration of the Mediation and Arbitration Board. This sub-vote also provides for the development of policies and programs in the areas of marketing, Aboriginal and community relations and provides corporate leadership and guidance on policies and programs that transect the energy, mining and petroleum resource sectors. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	964	873
Corporate Services	5,794	5,102
	6,758	5,975

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy, Mines and Petroleum Resources and the Minister of State for Mining including salaries, benefits, allowances and operating expenses for the ministers and their staff; executive support including the Deputy Minister’s office; strategic human resources; and administration. Under an agreement, the Ministry of Small Business, Technology and Economic Development provides some administrative support services to the ministry. Additional costs related to the provision of supplies and services may be recovered from other ministries, Crown agencies and parties external to government.

VOTE 24 — MINISTRY OPERATIONS	70,712	71,148

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 25 — CONTRACTS AND FUNDING ARRANGEMENTS

This vote provides for programs described in the voted appropriations under the Contracts and Funding Arrangements core business.

CONTRACTS AND FUNDING ARRANGEMENTS

Voted Appropriation
Contracts and Funding Arrangements	2,500	1,875

Voted Appropriation Description: This sub-vote provides for transfers to First Nations to share revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and agreements with other First Nations and for payments required under the Vancouver Island Natural Gas Pipeline Agreement.

VOTE 25 — CONTRACTS AND FUNDING ARRANGEMENTS	2,500	1,875

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,448	27,545
Operating Costs	17,062	15,680
Government Transfers	25,568	29,614
Other Expenses	295	205
Internal Recoveries	(147)	(7)
External Recoveries	(14)	(14)
TOTAL OPERATING EXPENSE	73,212	73,023

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission under the Oil and Gas Commission Act with respect to oil and gas industry fees collected on behalf of the Commission under the Petroleum and Natural Gas Act and the Pipeline Act, and the levy assessed and collected on behalf of the Commission under the Oil and Gas Commission Levy Regulation.

Receipts	29,000	32,900
Disbursements	29,000	32,900
Net Cash Source (Requirement)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to lead and inspire British Columbians to achieve environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates 2008/09(1)	Estimates 2009/10

VOTED APPROPRIATIONS
Vote 26 — Ministry Operations	207,635	185,242
Vote 27 — Climate Action Secretariat	15,458	14,594
Vote 28 — Environmental Assessment Office	10,515	9,466

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	400	400
Sustainable Environment Fund Special Account	29,305	29,305

OPERATING EXPENSE	263,313	239,007

CAPITAL EXPENDITURES (2)	18,417	11,732
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	1,523	1,533

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Environmental Stewardship	40,610	47,240	(12,984)	34,256
Parks and Protected Areas	38,203	35,986	(275)	35,711
Water Stewardship	63,878	59,789	(1,501)	58,288
Environmental Protection	13,075	8,827	(568)	8,259
Compliance	20,266	18,650	(61)	18,589
Executive and Support Services	31,603	30,296	(157)	30,139
Climate Action Secretariat	15,458	14,596	(2)	14,594
Environmental Assessment Office	10,515	9,468	(2)	9,466
Park Enhancement Fund Special Account	400	400	—	400
Sustainable Environment Fund Special Account	29,305	29,305	—	29,305

TOTAL OPERATING EXPENSES	263,313	254,557	(15,550)	239,007

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship	371	57	—	57
Parks and Protected Areas	14,330	11,022	—	11,022
Water Stewardship	109	27	—	27
Environmental Protection	245	52	—	52
Compliance	974	29	—	29
Executive and Support Services	2,032	132	—	132
Climate Action Secretariat	—	3	—	3
Environmental Assessment Office	56	10	—	10
Park Enhancement Fund Special Account	300	400	—	400

TOTAL CAPITAL EXPENDITURES	18,417	11,732	—	11,732

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship	—	6,000	(6,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,000	(6,000)	—

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 26 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Stewardship; Parks and Protected Areas; Water Stewardship; Environmental Protection; Compliance, and Executive and Support Services.

ENVIRONMENTAL STEWARDSHIP

Voted Appropriation
Environmental Stewardship	40,610	34,256

Voted Appropriation Description: This sub-vote provides for the management and conservation of the province’s biodiversity, protection of species at risk, protection and restoration of watersheds, the protection of fish and wildlife species and their habitats, and diverse fish and wildlife outdoor opportunities across the province through programs including the protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems; protection, rehabilitation and enhancement of fish, wildlife and their habitats; monitoring and reporting on the state of provincial biodiversity; management of hunting and angling activities and provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. This sub-vote also provides for provincial leadership of the sustainable management of marine fisheries and ocean resources to protect the health of the marine environment and support a thriving economy and healthy communities; development and diversification of the marine fisheries sector; seafood promotion; enhancing the competitiveness of seafood exports through traceability and eco-certification; advancing provincial marine and coastal interests and establishing shared governance frameworks with the federal government and with US Pacific states, including joint strategies on coastal planning, marine protected areas, monitoring and reporting on the health of oceans, and the development of sustainable ocean industries. Transfers are provided for activities concerned with access, protection and management of the environment, delivery of the provincial fish culture and stocking program; and in relation to other services provided for in the sub-vote. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals for activities related to maintaining ecosystem health and for other services provided for in the sub-vote.

PARKS AND PROTECTED AREAS

Voted Appropriation
Parks and Protected Areas	38,203	35,711

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, conservation and utilization of special areas including provincial parks, protected areas and conservation lands through programs including: the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in Parks and Protected Areas; wildfire planning, prevention and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country and marine areas; promotion and management of recreation service provision and services; monitoring and reporting on park attendance, visitor satisfaction, land status and condition; provision of information, education and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of protected and conservation lands by third parties. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals, for activities related to protected areas and facility management, repair and restoration for conservation and recreation purposes, and for other services provided for in the sub-vote.

WATER STEWARDSHIP

Voted Appropriations
Water Stewardship	17,878	18,554
Water Rental Remissions	46,000	39,734
	63,878	58,288

Voted Appropriations Description: This sub-vote provides for the protection and maintenance of conditions essential for sustaining the quantity and quality of the water resource (both surface and ground) in the short and long term; supporting communities to integrate water resource management into municipal and regional planning and development programs, and fostering a water-aware public. This sub-vote also provides for water licensing; dam and dike safety; flood hazard management; flood and drought forecasting; water regional operations; source water protection; groundwater protection; water use regulation; water planning; water science; water utility regulation; repair, operation and disposition of water works including dams and dikes; water rental remissions for implementation of water use plans; and collecting, recording, managing and coordinating water and related inventories and data. Transfers are provided for activities related to water use, conservation and education, and flood safety. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	13,075	8,259

Voted Appropriation Description: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act, 1990; setting emission and discharge standards; monitoring and reporting on ambient air and water quality; taking a lead role in the provincial response to climate change; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; administering industry product stewardship programs; and managing environmental laboratory services. Transfers are provided for activities concerned with access, protection and management of the environment. Costs related to the Sustainable Environment Fund are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

COMPLIANCE

Voted Appropriation
Compliance	20,266	18,589

Voted Appropriation Description: This sub-vote provides for activities, including education and promotion, supporting the continuous improvement in compliance with requirements established by government to protect the environment and related human health and safety; inspections, investigations and enforcement of standards for the protection of fish, wildlife, habitat and the environment; public safety issues related to regulated activities and the management of human/wildlife conflicts. This sub-vote also provides for responding to cross-government strategic priorities. Recoveries are received from ministries, other levels of government, organizations and individuals for ministry services and the enforcement of environmental standards.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	551	510
Corporate Services	31,052	29,629
	31,603	30,139

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, coordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, information management services and systems; revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs are recovered for ministry services from ministries, other entities within government, other levels of government, organizations and individuals, and from revenues collected by the ministry.

VOTE 26 — MINISTRY OPERATIONS	207,635	185,242

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 27 — CLIMATE ACTION SECRETARIAT

This vote provides for the programs and operations described in the voted appropriation under the Climate Action Secretariat core business.

CLIMATE ACTION SECRETARIAT

Voted Appropriation
Climate Action Secretariat	15,458	14,594

Voted Appropriation Description: This sub-vote provides for the BC Climate Action Secretariat to fulfill its mandate to ensure an innovative, coordinated and effective approach to meeting the Government of British Columbia’s greenhouse gas reduction targets. This includes support for the Secretariat’s work across ministries, other governments, a diverse range of stakeholders, and the general public, including: research and policy development on climate action measures; advising and supporting the Cabinet Committee on Climate Action; leading the development and implementation of the Government’s Climate Action Plan; leading key climate action initiatives such as developing a regional cap and trade system, standardized offsets program, Carbon Neutral Government, and all required climate action related legislation and regulations; and, leading engagement processes with other governments, a diverse range of stakeholders, and the general public. Funding is for salaries, benefits and other expenses incurred in providing policy, planning, coordination and operational support, consultations, outreach, partnerships, education and research. Costs may be recovered from, or funds transferred to, ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

VOTE 27 — CLIMATE ACTION SECRETARIAT	15,458	14,594

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 28 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the Environmental Assessment Office core business.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	10,515	9,466

Voted Appropriation Description: This sub-vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia, as established under the Environmental Assessment Act. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. Costs may be recovered from ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

VOTE 28 — ENVIRONMENTAL ASSESSMENT OFFICE	10,515	9,466

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund Special Account	400	400

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund Special Account	29,305	29,305

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	129,668	123,435
Operating Costs	108,872	96,468
Government Transfers	10,544	7,040
Other Expenses	76,864	70,975
Internal Recoveries	(48,516)	(43,361)
External Recoveries	(14,119)	(15,550)
TOTAL OPERATING EXPENSE	263,313	239,007

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

PARK ENHANCEMENT FUND

This account was created by the Special Accounts Appropriation and Control Act. It provides for enhanced management, facilities and services benefiting parks and protected areas including increased information, education and interpretation programs; higher levels of natural and cultural resource assessment, management, research and restoration; additional capital investments supporting the conservation and recreation goals of the Ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational and partnership products. Transfers are provided to support the programs, services and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, licensees and individuals from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; as donations, bequests and contributions under partnership agreements; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	500
OPERATING TRANSACTIONS
Revenue	617	617
Expense	(400)	(400)
Transfer from Ministry Operations Vote	100	—
Net Revenue (Expense)	317	217

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	483

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(300)	(400)
Net Cash Source (Requirement)	(300)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	500	317

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

SUSTAINABLE ENVIRONMENT FUND

This account was created by the Sustainable Environment Fund Act, 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent a transfer to the Ministry Operations Vote of the Ministry of Environment for administration; the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; clean-up of contaminated sites; special waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	20,466	18,519
OPERATING TRANSACTIONS
Revenue	27,078	27,569
Expense	(29,305)	(29,305)
Net Revenue (Expense)	(2,227)	(1,736)

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	280

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	18,519	16,783

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF ENVIRONMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

ENVIRONMENTAL STEWARDSHIP

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licenses collected on HCTF’s behalf under the Wildlife Act by the Ministry of Environment. Administration costs are funded through the ministry’s voted appropriations.

Receipts	6,000	6,000
Disbursements	6,000	6,000
Net Cash Source (Requirement)	—	—

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide sustainable fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy, lead fair, efficient and effective tax, and royalty programs to support government services; and provide a centre of excellence for revenue management for government. The Public Affairs Bureau provides a framework that supports communication of government policies, programs and services benefiting all British Columbians.

MINISTRY SUMMARY

($000)

	Estimates 2008/09(1)	Estimates 2009/10

VOTED APPROPRIATIONS
Vote 29 — Ministry Operations	192,167	119,058
Vote 30 — Public Affairs Bureau	36,994	28,816
Vote 31 — Pacific Carbon Trust	5,000	5,000

STATUTORY APPROPRIATIONS
Insurance and Risk Management Special Account	—	—
Provincial Home Acquisition Wind Up Special Account	25	10

OPERATING EXPENSE	234,186	152,884
CAPITAL EXPENDITURES (2)	14,766	1,409
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	186,860	293,860
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	1,781	1,699

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule E.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(5)	Details of FTEs are presented in Schedule G.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

		2009/10 ESTIMATES
	2008/09		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Crown Agencies Secretariat	1,629	850	—	850
Treasury Board Staff	6,495	6,050	(5)	6,045
Office of the Comptroller General	12,322	10,782	(150)	10,632
Treasury	1	24,318	(24,317)	1
Revenue Programs	25,155	50,506	(27,209)	23,297
Revenue Solutions	14,990	125,945	(117,124)	8,821
Strategic and Corporate Policy	3,076	14,019	(11,774)	2,245
Capital Planning Secretariat	1,000	800	(2)	798
2010 Olympic and Paralympic Winter Games Secretariat	79,597	32,415	(134)	32,281
Executive and Support Services	47,902	64,769	(30,681)	34,088
Public Affairs Bureau	36,994	28,919	(103)	28,816
Pacific Carbon Trust	5,000	5,002	(2)	5,000
Insurance and Risk Management Special Account	—	2,425	(2,425)	—
Provincial Home Acquisition Wind Up Special Account	25	10	—	10

TOTAL OPERATING EXPENSES	234,186	366,810	(213,926)	152,884

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Crown Agencies Secretariat	9	5	—	5
Treasury Board Staff	18	10	—	10
Office of the Comptroller General	999	18	—	18
Treasury	828	108	—	108
Strategic and Corporate Policy	359	90	—	90
2010 Olympic and Paralympic Winter Games Secretariat	216	—	—	—
Executive and Support Services	11,531	1,114	—	1,114
Public Affairs Bureau	436	44	—	44
Insurance and Risk Management Special Account	370	20	—	20

TOTAL CAPITAL EXPENDITURES	14,766	1,409	—	1,409

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	22,910	185,470	(56,560)	128,910
Revenue Solutions	164,000	260,000	(95,000)	165,000
Provincial Home Acquisition Wind Up Special Account	(50)	—	(50)	(50)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	186,860	445,470	(151,610)	293,860

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	—	1,114,600	(1,114,600)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,114,600	(1,114,600)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following ten core businesses: Crown Agencies Secretariat, Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Programs, Revenue Solutions, Strategic and Corporate Policy, Capital Planning Secretariat, 2010 Olympic and Paralympic Winter Games Secretariat, and Executive and Support Services.

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	1,629	850

Voted Appropriation Description: This sub-vote provides for the strategic oversight of Crown agencies, including analysis, advice, and coordination on governance, accountability, strategic priorities, performance planning, reporting and measurement, and cross-Crown agency issues and policies.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,495	6,045

Voted Appropriation Description: This sub-vote provides for financial management advice to government on management of ministry and agency operating and capital spending, economic performance, revenue, and debt. This sub-vote also provides for: development and management of the provincial government’s budget and three year fiscal plan; production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; development of economic, revenue and spending forecasts; and advice and recommendations to Treasury Board on financial management issues. Costs are partially recovered from ministries and parties external to government for services provided within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriation
Office of the Comptroller General	12,322	10,632

Voted Appropriation Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, administration, accounting, performance management and unclaimed property legislation for the provincial government. Activities include policy development, capacity development and monitoring, reporting and continuous improvement. The sub-vote also provides for the provincial internal audit function, special investigations, management advisory services and activity based management, the preparation of the Public Accounts, financial statements and management reports, post-payment compliance monitoring and reporting, and payment diversion. Costs are partially recovered from ministries and organizations within the government reporting entity for the services provided within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies and other authorized organizations. Debt Management services include: management of the government’s borrowing and fiscal agency loan programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and banking and cash management related services. Costs are recovered from ministries (including from the Management of Public Funds and Debt Vote), Crown agencies and parties external to government for services provided within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

	Estimates	Estimates
	2008/09	2009/10

REVENUE PROGRAMS

Voted Appropriation
Revenue Programs	25,155	23,297

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes administered by the ministry, and revenue, royalties and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for payment of interest or refunds of taxation revenues or rebates under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry.

REVENUE SOLUTIONS

Voted Appropriation
Revenue Solutions	14,990	8,821

Voted Appropriation Description: This sub-vote provides for accounts receivable collection; loan administration, including StudentAid BC program interest on student loans issued by financial institutions, debt service costs on loans issued by the province, and provisions for future liabilities on student loans; revenue programs, including premiums and fees for the Medical Services Plan for the Ministry of Health; and administration services through a combination of in-house service providers and a private sector service provider. Costs are partially recovered from students for student loan interest payments and within the Consolidated Revenue Fund or deducted from collected proceeds and revenues administered by the ministry.

STRATEGIC AND CORPORATE POLICY

Voted Appropriations
Strategic and Corporate Policy	3,075	2,244
Financial Institutions Commission	1	1
	3,076	2,245

Voted Appropriations Description: This sub-vote provides for policy analysis and advice to government respecting the legislative frameworks for the regulation of the securities industry and the financial services sector, including credit unions, trust companies, insurance companies, insurance distribution intermediaries, captive insurance companies, mortgage brokers, real estate licensees and the real estate market, as well as the legislative frameworks applicable to pension plans, companies, societies, partnerships, condominiums, and the use of personal property as collateral for loans and various liens. This sub-vote also provides for advising the Minister and government on tax policy including implementation of tax changes, and on intergovernmental fiscal relations. This sub-vote also provides for operation of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal. It provides for the administrative costs of regulating credit unions, trust companies, insurance companies, captive insurance companies, provincial pension plans, mortgage brokers, sub-mortgage brokers, and multi-family real estate developments. It also provides for the oversight of regulated real estate and insurance sales professionals, and for the administration of strata property approvals. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

CAPITAL PLANNING SECRETARIAT

Voted Appropriation
Capital Planning Secretariat	1,000	798

Voted Appropriation Description: This sub-vote provides for a corporate planning secretariat to assist government (including the Broader Public Sector) with both short and long term planning and prioritization of capital. This includes: development of standards, policies and programs to support government initiatives; review and approval of ministry capital plans and proposals, consolidation of proposals and advice to Treasury Board on capital management issues. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

	Estimates	Estimates
	2008/09	2009/10

2010 OLYMPIC AND PARALYMPIC WINTER GAMES SECRETARIAT

Voted Appropriation
2010 Olympic and Paralympic Winter Games Secretariat	79,597	32,281

Voted Appropriation Description: This sub-vote provides for the 2010 Olympic and Paralympic Winter Games Secretariat to coordinate intra and inter-governmental relations; fund initiatives that support the Olympic and Paralympic Winter Games and economic development activities related to the Games throughout the province, including support for organizations such as the Vancouver Organizing Committee. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	996	469
Corporate Services	46,906	33,619
	47,902	34,088

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance, for the Deputy Minister’s Office, executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, records services and funding in support of Partnerships British Columbia. Corporate services are provided to the Ministry of Labour and Citizens’ Services, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for members of the Executive Council, Parliamentary Secretaries, members of the Legislative Assembly performing executive functions, personal attendants and ministerial staff. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	192,167	119,058

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 30 — PUBLIC AFFAIRS BUREAU

This vote provides for programs and operations described in the voted appropriations under the core business Public Affairs Bureau.

PUBLIC AFFAIRS BUREAU

Voted Appropriation
Public Affairs Bureau	36,994	28,816

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and certain public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 30 — PUBLIC AFFAIRS BUREAU	36,994	28,816

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 31 — PACIFIC CARBON TRUST

This vote provides for programs and operations described in the voted appropriations under the core business Pacific Carbon Trust.

PACIFIC CARBON TRUST

Voted Appropriation
Pacific Carbon Trust	5,000	5,000

Voted Appropriation Description: This sub-vote provides for an operating grant to Pacific Carbon Trust Inc., a Crown corporation, whose mandate includes assisting provincial public sector organizations to meet carbon neutral targets set under the Greenhouse Gas Reduction Targets Act, and provides for purchase and retirement of carbon offsets. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 31 — PACIFIC CARBON TRUST	5,000	5,000

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations for the following special accounts: Insurance and Risk Management and Provincial Home Acquisition Wind Up.

INSURANCE AND RISK MANAGEMENT

Statutory Appropriation
Insurance and Risk Management Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Special Account which is governed under the Special Accounts Appropriation and Control Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up Special Account	25	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	143,966	136,727
Operating Costs	159,179	143,335
Government Transfers	86,876	38,861
Other Expenses	104,220	106,598
Internal Recoveries	(62,537)	(58,711)
External Recoveries	(197,518)	(213,926)
TOTAL OPERATING EXPENSE	234,186	152,884

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

INSURANCE AND RISK MANAGEMENT

This account was established by the Financial Administration Amendment Act, 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; security and advisory and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and of operating the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	257,638	265,961
OPERATING TRANSACTIONS
Revenue	8,302	8,504
Expense	(46,031)	(44,182)
Internal and External Recoveries	46,031	44,182
Net Revenue (Expense)	8,302	8,504
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(370)	(20)
Net Cash Source (Requirement)	(370)	(20)
Working Capital Adjustments and Other Spending Authority Committed(3)	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	265,961	274,836

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

PROVINCIAL HOME ACQUISITION WIND UP

This account was established under the Special Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	15,256	15,291
OPERATING TRANSACTIONS
Revenue	10	8
Expense	(25)	(10)
Net Revenue (Expense)	(15)	(2)

FINANCING TRANSACTIONS
Receipts	50	50
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	50	50

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	15,291	15,339

NOTES

(1)	Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2008/09	2009/10

REVENUE PROGRAMS

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	11,560	11,560
Disbursements	4,470	4,470
Net Cash Source (Requirement)	7,090	7,090

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities and the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for the Financial Hardship Tax Deferment Program. The property owner or the estate is required to repay to the province all deferred taxes together with interest and an administration fee, on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	30,000	45,000
Disbursements	60,000	181,000
Net Cash Source (Requirement)	(30,000)	(136,000)

REVENUE SOLUTIONS

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	86,000	95,000
Disbursements	250,000	260,000
Net Cash Source (Requirement)	(164,000)	(165,000)

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
($000)

Estimates	Estimates
2008/09	2009/10

REVENUE PROGRAMS

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	11,700	11,700
Disbursements	11,700	11,700
Net Cash Source (Requirement)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	452,600	439,900
Disbursements	452,600	439,900
Net Cash Source (Requirement)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,000	2,200
Disbursements	2,000	2,200
Net Cash Source (Requirement)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts or eligibles in respect of additional hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Finance. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	30,000	28,200
Disbursements	30,000	28,200
Net Cash Source (Requirement)	—	—

RESORT AREAS — Disbursements are provided by the province to qualified resort municipalities, in respect of hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Finance. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	8,300	9,900
Disbursements	8,300	9,900
Net Cash Source (Requirement)	—	—

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

REVENUE PROGRAMS (Continued)

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act by the Ministry of Finance. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	275,000	285,000
Disbursements	275,000	285,000
Net Cash Source (Requirement)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	296,000	278,900
Disbursements	296,000	278,900
Net Cash Source (Requirement)	—	—

TOURISM BC — Disbursements are provided by the province to Tourism British Columbia in respect of the Tourism British Columbia Act hotel room tax (receipts) collected on the corporation’s behalf by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	62,900	58,800
Disbursements	62,900	58,800
Net Cash Source (Requirement)	—	—

MINISTRY OF FORESTS AND RANGE

The mission of the Ministry of Forests and Range is to protect, manage and conserve forest and range values through a high performing organization.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 32 — Ministry Operations	530,673	530,651
Vote 33 — Direct Fire	56,226	61,720
STATUTORY APPROPRIATIONS
BC Timber Sales Special Account	219,200	175,300
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSE	806,099	767,671
CAPITAL EXPENDITURES (2)	72,874	65,082
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	19,200	102,300
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	3,717	3,604

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule E.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(5)	Details of FTEs are presented in Schedule G.

MINISTRY OF FORESTS AND RANGE

CORE BUSINESS SUMMARY
($000)

	2008/09	2009/10 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Forest and Range Resource Management	397,487	420,931	(21,067)	399,864
Pricing and Selling Timber	48,629	53,446	(3,002)	50,444
Compliance and Enforcement	28,903	26,327	(1)	26,326
Executive and Support Services	55,654	54,128	(111)	54,017
Direct Fire	56,226	62,821	(1,101)	61,720
BC Timber Sales Special Account	219,200	175,301	(1)	175,300
Forest Stand Management Fund Special Account	—	5,466	(5,466)	—

TOTAL OPERATING EXPENSES	806,099	798,420	(30,749)	767,671

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Forest and Range Resource Management	16,451	13,151	—	13,151
Pricing and Selling Timber	999	240	—	240
Compliance and Enforcement	1,548	247	—	247
Executive and Support Services	5,672	2,947	—	2,947
BC Timber Sales Special Account	48,204	48,497	—	48,497

TOTAL CAPITAL EXPENDITURES	72,874	65,082	—	65,082

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
BC Timber Sales Special Account	19,200	102,300	—	102,300
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	19,200	102,300	—	102,300

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 32 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Forest and Range Resource Management, Pricing and Selling Timber, Compliance and Enforcement and Executive and Support Services.

FOREST AND RANGE RESOURCE MANAGEMENT

Voted Appropriation
Forest and Range Resource Management	397,487	399,864

Voted Appropriation Description: This sub-vote provides for forest and range resource management activities, including: fire prevention control in accordance with applicable legislation; fire preparedness; forest health; forest stewardship; forest reforestation practices; timber supply planning and determination; research; forest gene resource conservation and management; reforestation of Crown land and resources inventory; investments on Crown land in enhanced forest management; strategic land use and resource management planning; treatment of damaged forests; forest, range, water, soil and recreation conservation and protection; stewardship of the range resource; evaluating rangeland health and effectiveness of range practices; restoring degraded rangeland ecosystems; timber tenure administration; meeting obligations with First Nations; First Nations participation in the forest economy; and building and maintaining forest service road and bridge infrastructure. Costs related to the provision of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, individuals and from annual rent fees.

PRICING AND SELLING TIMBER

Voted Appropriation
Pricing and Selling Timber	48,629	50,444

Voted Appropriation Description: This sub-vote provides for activities related to timber pricing, access to markets, community diversification and stability for forest dependent communities, and research and development of wood products. Costs related to the provision of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, individuals and for fees received from log exports.

COMPLIANCE AND ENFORCEMENT

Voted Appropriation
Compliance and Enforcement	28,903	26,326

Voted Appropriation Description: This sub-vote provides for all activities related to upholding British Columbia laws to protect the province’s forest and range resource under the jurisdiction of the Ministry of Forests and Range including enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests and other agents; and enforcing rules governing the use of forest service recreation sites and trails. Costs related to the provision of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations and individuals.

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	729	697
Corporate Services	54,925	53,320
	55,654	54,017

Voted Appropriations Description: The sub-vote provides for executive direction and related support services to the ministry including the office of the Minister of Forests and Range and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; corporate governance and service delivery activities for strategic policy, performance management, legislation development, finance, human resources, executive and executive support, regional and district staff, corporate and strategic initiatives, information technology strategy and central infrastructure. Costs related to the provision of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations and individuals.

VOTE 32 — MINISTRY OPERATIONS	530,673	530,651

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 33 — DIRECT FIRE

This vote provides for the operations described in the voted appropriations under the core business Direct Fire.

DIRECT FIRE

Voted Appropriation
Direct Fire	56,226	61,720

Voted Appropriation Description: This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province, control and suppression of wild fires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs related to the provision of supplies and services are recovered from other agencies and other levels of government, provinces, countries, companies, organizations and individuals.

VOTE 33 — DIRECT FIRE	56,226	61,720

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory accounts provide for programs and operations of the following special accounts: BC Timber Sales and Forest Stand Management Fund.

BC TIMBER SALES

Statutory Appropriation
BC Timber Sales Special Account	219,200	175,300

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Special Account which is governed under the Forest Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	298,108	296,326
Operating Costs	485,458	405,112
Government Transfers	54,681	42,566
Other Expenses	18,189	84,748
Internal Recoveries	(22,531)	(30,332)
External Recoveries	(27,806)	(30,749)
TOTAL OPERATING EXPENSE	806,099	767,671

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

BC TIMBER SALES

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals. Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund. Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	27,573	228,433
OPERATING TRANSACTIONS
Revenue	239,660	136,800
Expense	(219,202)	(175,302)
Internal and External Recoveries	2	2
Net Revenue (Expense)	20,460	(38,500)

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	(45,800)

Transfer from (to) the General Fund	300,000	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(19,200)	(102,300)
Capital Expenditures	(48,204)	(48,497)
Net Cash Source (Requirement)	(67,404)	(150,797)
Difference Between 2008/09 Estimates and Projected Actual Net Cash Source (Requirement)	(82,900)	—
Working Capital Adjustments and Other Spending Authority Committed(3)	76,504	95,897
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	228,433	135,033

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries are collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	13,940	13,940
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(4,572)	(5,466)
Internal and External Recoveries	4,572	5,466
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	13,940	13,940

NOTES

(1)                     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)                     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF HEALTH SERVICES

The mission of the Ministry of Health Services is to guide and enhance the Province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 34 – Ministry Operations	13,182,173	13,947,660

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSE	13,329,423	14,094,910
CAPITAL EXPENDITURES (2)	17,224	44,791
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	3,995	4,132

NOTES

(1)                     For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)                     Details of capital expenditures are presented in Schedule C.

(3)                     Details of loans, investments and other requirements are presented in Schedule E.

(4)                     Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5)                     Details of FTEs are presented in Schedule G.

MINISTRY OF HEALTH SERVICES

CORE BUSINESS SUMMARY
($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Services Delivered by Partners	12,865,068	13,819,383	(201,438)	13,617,945
Services Delivered by Ministry	305,573	358,970	(35,811)	323,159
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	158,782	154,156	(350)	153,806
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	13,329,423	14,332,509	(237,599)	14,094,910

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Ministry	8,890	14,300	—	14,300
Executive and Support Services	8,334	30,491	—	30,491

TOTAL CAPITAL EXPENDITURES	17,224	44,791	—	44,791

MINISTRY OF HEALTH SERVICES

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 34 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Executive and Support Services.

SERVICES DELIVERED BY PARTNERS

Voted Appropriations
Regional Health Sector Funding	8,629,471	9,137,861
Medical Services Plan	3,188,479	3,393,508
PharmaCare	1,016,170	1,055,394
Health Benefits Operations	30,948	31,182
	12,865,068	13,617,945

Voted Appropriations Description: This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation, and delivery of health programs and services. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, acute care services, provincial programs and home and community care services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities and human resource and planning initiatives with respect to physicians. PharmaCare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides for the administration of the Medical Services Plan and PharmaCare programs, including enrollment. Recoveries are received from federal, provincial, territorial and municipal governments, organizations and individuals for services provided or funded by the ministry.

SERVICES DELIVERED BY MINISTRY

Voted Appropriations
Emergency and Health Services	298,131	315,542
Vital Statistics	7,442	7,617
	305,573	323,159

Voted Appropriations Description: This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency and Health Services provides for the management and delivery of emergency medical and health information services. This includes ground and air ambulance services, training of emergency personnel, a telehealth platform providing self-care and other health services. Vital Statistics provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Recoveries are received as a result of the provision of services to provincial government ministries, health authorities, agencies, federal, provincial, territorial and municipal governments, and individuals; and, as a result of royalties on the sale of Agency-developed intellectual property.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

MINISTRY OF HEALTH SERVICES

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	775	775
Stewardship and Corporate Management	158,007	153,031
	158,782	153,806

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health Services and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. This sub-vote also provides for stewardship and corporate management functions including direction to health authorities and other health providers, support to partners in delivering health care services, monitoring of health authority compliance and performance, central financial and operational management services of the ministry, general services to support program delivery, development of the policy and legislative framework for the health care system, development of long-term health care plans and monitoring and regulation of professional associations. This sub-vote provides for administrative support services for the Ministry of Healthy Living and Sport. Recoveries are received from federal, provincial, territorial and municipal governments, as well as other entities, for services provided by the ministry.

VOTE 34 – MINISTRY OPERATIONS	13,182,173	13,947,660

MINISTRY OF HEALTH SERVICES

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	304,531	320,903
Operating Costs	219,908	218,847
Government Transfers	13,012,348	13,792,245
Other Expenses	148,026	148,042
Internal Recoveries	(147,528)	(147,528)
External Recoveries	(207,862)	(237,599)
TOTAL OPERATING EXPENSE	13,329,423	14,094,910

MINISTRY OF HEALTH SERVICES

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act, 1992. Administered by the Ministry of Health Services, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1)                     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)                     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF HEALTHY LIVING AND SPORT

The mission of the Ministry of Healthy Living and Sport is to create environments that promote healthy living and support British Columbians to achieve their personal best.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 35 — Ministry Operations	69,653	68,495

STATUTORY APPROPRIATION
Physical Fitness and Amateur Sports Fund Special Account	2,300	2,200

OPERATING EXPENSE	71,953	70,695
CAPITAL EXPENDITURES (2)	280	280
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	140	160

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule E.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(5)	Details of FTEs are presented in Schedule G.

MINISTRY OF HEALTHY LIVING AND SPORT

CORE BUSINESS SUMMARY
($000)

	2008/09	2009/10 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Sport, Recreation and ActNow BC	18,949	18,233	(435)	17,798
Population and Public Health	43,413	43,728	(81)	43,647
Provincial Health Officer	1,113	1,115	(2)	1,113
Executive and Support Services	6,178	5,939	(2)	5,937
Physical Fitness and Amateur Sports Fund Special Account	2,300	2,200	—	2,200

TOTAL OPERATING EXPENSES	71,953	71,215	(520)	70,695

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Sport, Recreation and ActNow BC	280	—	—	—
Executive and Support Services	—	280	—	280

TOTAL CAPITAL EXPENDITURES	280	280	—	280

MINISTRY OF HEALTHY LIVING AND SPORT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 35 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core business: Sport, Recreation and ActNow BC; Population and Public Health; Provincial Health Officer; and Executive and Support Services.

SPORT, RECREATION AND ACTNOW BC

Voted Appropriation
Sport, Recreation and ActNow BC	18,949	17,798

Voted Appropriation Description: This sub-vote provides support and funding for sport, recreation, physical activity, assistance to improve sport and recreation infrastructure, local hosting of events, and administration of the Physical Fitness and Amateur Sports Fund Special Account. This sub-vote also provides for programs designed to encourage healthy eating and reduced tobacco use. Some costs may be partially recovered from ministries, Crown agencies and parties external to government for program services.

POPULATION AND PUBLIC HEALTH

Voted Appropriation
Population and Public Health	43,413	43,647

Voted Appropriation Description: This sub-vote provides for the development of Population and Public Health policy and programs to support health promotion, health protection, disease prevention, health assessment and disease surveillance. This sub-vote also provides for policies and programs related to mental health and addictions; the protection and maintenance of conditions essential for sustaining the quantity and quality of water resources; the setting of standards for monitoring and reporting on air and water quality as it relates to health; the development of policies and programs to support seniors’ health; and support and services to help improve Aboriginal health. This sub-vote also provides for policy development and support for women and their children in the areas of health promotion; disease, disability and injury prevention; and physical activity and participation in sport. Some costs may be partially recovered from ministries, Crown agencies, schools, universities, colleges, health authorities, and parties external to government for program services.

PROVINCIAL HEALTH OFFICER

Voted Appropriation
Provincial Health Officer	1,113	1,113

Voted Appropriation Description: This sub-vote provides for the Office of the Provincial Health Officer and includes salaries, benefits, allowances and operating expenses of the Provincial Health Officer and staff. This sub-vote also provides for the public health reports on population health. Some costs may be partially recovered from ministries, Crown agencies, schools, universities, colleges, health authorities, and parties external to government for program services.

MINISTRY OF HEALTHY LIVING AND SPORT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	359	362
Corporate Services	5,819	5,575
	6,178	5,937

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Healthy Living and Sport and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. This sub-vote also provides general services to support program delivery and development of policy, legislation, population health core function guidelines, standards and other population health and healthy living initiatives and stewardship and corporate management functions including providing direction and support to partners delivering services. This sub-vote also provides for central financial and operational management services of the Ministry. Under an agreement, the Ministry of Health Services provides some administrative support services to the Ministry of Healthy Living and Sport. Some costs may be partially recovered from ministries, Crown agencies, schools, universities, colleges, health authorities, and parties external to government for program services.

VOTE 35 — MINISTRY OPERATIONS	69,653	68,495

MINISTRY OF HEALTHY LIVING AND SPORT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Physical Fitness and Amateur Sports Fund.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund Special Account	2,300	2,200

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Account which is governed under the Special Accounts Appropriation and Control Act .

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	16,193	16,512
Operating Costs	16,029	12,181
Government Transfers	40,177	42,483
Other Expenses	68	43
Internal Recoveries	—	(4)
External Recoveries	(514)	(520)
TOTAL OPERATING EXPENSE	71,953	70,695

MINISTRY OF HEALTHY LIVING AND SPORT

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	2,211	2,211
OPERATING TRANSACTIONS
Revenue	2,300	2,200
Expense	(2,300)	(2,200)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,211	2,211

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

The mission of the Ministry of Housing and Social Development is to focus on the customer by transforming the way we deliver services using effective and outcome-based practices and by working in collaboration with ministries, other levels of government and service agencies.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 36 — Ministry Operations	2,592,338	2,631,271

STATUTORY APPROPRIATION
Housing Endowment Fund Special Account	10,000	10,000

OPERATING EXPENSE	2,602,338	2,641,271
CAPITAL EXPENDITURES (2)	8,337	457
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	(546)	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	2,402	2,564

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule E.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(5)	Details of FTEs are presented in Schedule G.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

CORE BUSINESS SUMMARY
($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,382,348	1,456,158	(13,055)	1,443,103
Employment	97,930	401,508	(306,673)	94,835
Housing	444,174	375,499	(1)	375,498
Community Living British Columbia	617,335	668,224	—	668,224
Gaming Policy and Enforcement	21,199	292,651	(272,143)	20,508
Liquor Control and Licensing	1	10,114	(10,113)	1
Employment and Assistance Appeal Tribunal	2,070	1,975	(1)	1,974
Executive and Support Services	27,281	27,168	(40)	27,128
Housing Endowment Fund	10,000	10,000	—	10,000

TOTAL OPERATING EXPENSES	2,602,338	3,243,297	(602,026)	2,641,271

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Housing	602	—	—	—
Gaming Policy and Enforcement	380	—	—	—
Liquor Control and Licensing	130	—	—	—
Executive and Support Services	7,225	457	—	457

TOTAL CAPITAL EXPENDITURES	8,337	457	—	457

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Gaming Policy and Enforcement	(546)	—	—	—

TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(546)	—	—	—

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 36 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Income Assistance, Employment, Housing, Community Living British Columbia, Gaming Policy and Enforcement, Liquor Control and Licensing, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Temporary Assistance	332,578	387,724
Disability Assistance	765,382	769,717
Supplementary Assistance	284,388	285,662
	1,382,348	1,443,103

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act. This sub-vote also provides for support services and direct operating costs. Recoveries are received from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

EMPLOYMENT

Voted Appropriations
Employment Programs	97,930	94,834
Labour Market Development Agreement	—	1
	97,930	94,835

Voted Appropriations Description: This sub-vote provides for the operations and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. Recoveries may be received from ministries and from parties external to government under cost sharing agreements for programs.

HOUSING

Voted Appropriations
Housing	384,212	316,612
Building and Safety Policy	2,142	2,131
Residential Tenancy	8,268	7,408
Community Programs	49,552	49,347
	444,174	375,498

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; policy development and support services to women and their children who are leaving, or are affected by abusive relationships; building and safety policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations including facilitating the resolution of landlord and tenant disputes. This sub-vote provides for the administration of the British Columbia Building and Fire Codes, the Building Code Appeal Board under the Local Government Act, the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act and the Manufactured Home Park Tenancy Act. Transfers are provided to BC Housing Management Commission to develop, subsidize and maintain safe and affordable housing options. Transfers are also made to ministries, organization, agencies and individuals for housing research and for building and safety research. Costs are recovered from other levels of government, agencies, organizations and individuals for services provided within this sub-vote.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriations
Ministry Monitoring - Community Living Services	680	584
Adult Community Living Services	616,655	667,640
	617,335	668,224

Voted Appropriations Description: This sub-vote provides for general support and advice to the Minister regarding Adult Community Living Services including funding for the Office of the Service Quality Advocate and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	21,198	20,507
Distribution of Gaming Proceeds	1	1
	21,199	20,508

Voted Appropriations Description: This sub-vote provides for the administration of all gaming (including horse racing and lotteries) in the province and includes development and administration of legislation, policy, standards, and regulations, licensing gaming events, oversight of horse racing events and teletheatres, registration, equipment and product certification, auditing all forms of gambling activities for compliance, investigation and enforcement activities concerning legal gaming venues and illegal gaming, the management of the Province’s gaming initiatives, the Province’s responsible gambling strategy and problem gambling program, and the distribution of gaming proceeds. External recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation,from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, and from gaming registrants for direct costs incurred in the processing of registration applications. Internal recoveries are received from Policing and Community Safety, Ministry of Public Safety and Solicitor General, for illegal gaming initiatives.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations including administrative oversight of retail liquor outlets appointed under Section 18(5) of the Liquor Distribution Act to establish and operate an on-going program to reduce the incidence of underage drinking. External recoveries are received from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	2,070	1,974

Voted Appropriation Description: This sub-vote provides for salaries, benefits, allowances, operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, regionally-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs are recovered from ministries and other levels of government for services provided for in this sub-vote.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	446	415
Corporate Services	26,835	26,713
	27,281	27,128

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Housing and Social Development. It provides for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes strategic and business planning, financial administration and budget coordination, human resources, asset and risk management, information technology, and records management. This sub-vote also provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs are recovered from ministries and from parties external to government for services provided for in this sub-vote.

VOTE 36 — MINISTRY OPERATIONS	2,592,338	2,631,271

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Housing Endowment Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund Special Account	10,000	10,000

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	155,888	161,514
Operating Costs	92,860	83,510
Government Transfers	2,632,922	2,987,562
Other Expenses	5,976	11,101
Internal Recoveries	(390)	(390)
External Recoveries	(284,918)	(602,026)
TOTAL OPERATING EXPENSE	2,602,338	2,641,271

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

HOUSING ENDOWMENT FUND

This account was established as a special account effective April 1, 2007 under the Special Account Appropriations and Control Act. The account exists for purposes relating to innovation in affordable, social or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million, that is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	10,618	8,118
OPERATING TRANSACTIONS
Revenue	11,700	7,500
Expense	(10,000)	(10,000)
Net Revenue (Expense)	1,700	(2,500)

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	(4,200)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	8,118	5,618

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

GAMING POLICY AND ENFORCEMENT

HASTINGS PARK RACE TRACK — Receipts represent the repayment of the principle for a loan to an external party for the purchase of Hastings Park Race Track. This loan was fully repaid effective September 30, 2008.

Receipts	546	—
Disbursements	—	—
Net Cash Source (Requirement)	546	—

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

The mission of the Ministry of Labour and Citizens’ Services is two-fold. Labour will create an employment environment that meets the needs of workers, employers and unions, and fosters working relationships in safe and healthy workplaces. Citizens’ Services will transform, deliver and promote public services which are cost-effective, accessible and responsive to the needs of citizens and businesses.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 37 — Ministry Operations	102,064	78,272

OPERATING EXPENSE	102,064	78,272
CAPITAL EXPENDITURES (2)	124,436	110,154
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	2,350	2,570

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule E.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(5)	Details of FTEs are presented in Schedule G.

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Labour Programs	17,538	45,816	(29,089)	16,727
Services to Citizens and Businesses	36,790	39,139	(11,827)	27,312
Services to the Public Sector	4	160,297	(160,293)	4
Office of the Chief Information Officer	28,545	18,853	(1,050)	17,803
Executive and Support Services	19,187	17,353	(927)	16,426

TOTAL OPERATING EXPENSES	102,064	281,458	(203,186)	78,272

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Labour Programs	3,161	1,600	—	1,600
Services to Citizens and Businesses	5,132	1,010	—	1,010
Services to the Public Sector	115,418	107,107	—	107,107
Office of the Chief Information Officer	719	—	—	—
Executive and Support Services	6	437	—	437

TOTAL CAPITAL EXPENDITURES	124,436	110,154	—	110,154

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 37 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Labour Programs, Services to Citizens and Businesses, Services to the Public Sector, Office of the Chief Information Officer, and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	10,919	10,439
Industrial Relations	6,618	6,287
WorkSafe BC	1	1
	17,538	16,727

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations including: oversight of the Employment Standards Act and the Labour Relations Code, the administration of the Employment Standards Act, the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, the Labour Relations Board, and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. Recoveries are also received for the costs of client education, investigations, adjudication and mediation services, appeals, and for ministry services provided for in this sub-vote from internal and external parties.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Services BC Operations	24,586	21,752
Service BC Online Channel	5,868	2,966
BC Registries Services	1	1
BC Stats	1,228	692
Service BC Service Solutions and Planning	5,107	1,901
	36,790	27,312

Voted Appropriations Description: This sub-vote provides for service delivery to the public and coordinates cross government Citizen Centred Service Delivery Initiatives to improve services to citizens and businesses, including registration of all business entities, non-profit organizations and cooperatives that operate in British Columbia; the registration and maintenance of security interests (liens) against personal property; the registration of ownership and location of manufactured homes in the province; and the operation of the Auditor Certification Board under the Business Corporations Act. Activities include the provision of informational, transactional and registry services on behalf of client ministries over the counter through Service BC offices, government-wide telephone contact centers and electronic identifier registry, management of common web services for government’s enterprise portal and provision of online access to a variety of products and services. This sub-vote provides for the production of citizen-centred research, economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. This sub-vote also provides for funding to non-profit organizations and external agencies to deliver services to citizens and businesses. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, public and private organizations, and the public, for products and services provided within this sub-vote.

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

SERVICES TO THE PUBLIC SECTOR

Voted Appropriations
Accommodation and Real Estate Services	1	1
Shared Services BC Workplace Technology Services	1	1
Shared Services BC Common Business Services	1	1
Alternative Service Delivery Secretariat	1	1
	4	4

Voted Appropriations Description: This sub-vote provides for service delivery and administration of government’s internal shared services. Activities include: accommodation and real estate services including portfolio and inventory management, all facility related services, and strategic planning; workplace technology services including client and corporate operations, human resource management systems and payroll services; common business services including corporate procurement and supply services, strategic acquisitions and corporate accounting services; and alternative service delivery services which supports both government and the broader public sector in identifying, negotiating and maintaining alternative service delivery arrangements. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector agencies and organizations, public and private organizations, and the general public, for products, services, accommodation and facilities as provided for within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriations
Office of the Chief Information Officer	28,545	17,802
Information and Privacy Operations	—	1
	28,545	17,803

Voted Appropriations Description: This sub-vote provides for strategic information management and technology governance and direction for government. This includes: development of standards, policies and programs to support government initiatives; review and approval of ministry information management and technology initiatives; information security; records management; privacy protection; information access; and, promoting and integrating information technology to improve citizen-centred service delivery. This sub-vote also provides for information and privacy operations in response to requests for access to information under the Freedom of Information and Protection of Privacy Act . Costs may be recovered from internal and external parties for services described within the sub-vote.

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	564	572
Corporate Services	18,623	15,854
	19,187	16,426

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour and Citizens’ Services, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. This sub-vote also provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, performance management and internal communications. Other administrative services including financial, strategic human resources, facilities management, information technology and information management are provided by the Ministry of Finance. Recoveries are received from ministries and other organizations for services provided within this sub-vote.

VOTE 37 — MINISTRY OPERATIONS	102,064	78,272

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	180,670	197,540
Operating Costs	650,166	627,668
Government Transfers	4,950	1,530
Other Expenses	106,464	102,072
Internal Recoveries	(626,255)	(647,352)
External Recoveries	(213,931)	(203,186)
TOTAL OPERATING EXPENSE	102,064	78,272

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to maintain and enhance public safety in every community across the province.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 38 — Ministry Operations	593,618	616,877
Vote 39 — Emergency Program Act	15,630	15,630

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	750	—
Corrections Work Program Account Special Account	1,315	1,315
Forfeited Crime Proceeds Fund Special Account	—	—
Victim Surcharge Special Account	12,536	13,036

OPERATING EXPENSE	623,849	646,858
CAPITAL EXPENDITURES (2)	5,005	2,276
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	2,533	2,547

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

CORE BUSINESS SUMMARY
($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Corrections	235,061	244,053	(6,644)	237,409
Policing and Community Safety	296,718	337,871	(26,236)	311,635
Emergency Management BC	35,927	44,797	(6,501)	38,296
Office of the Superintendent of Motor Vehicles	7,214	10,126	(3,475)	6,651
Executive and Support Services	18,698	22,987	(101)	22,886
Emergency Program Act	15,630	15,630	—	15,630
Civil Forfeiture Account Special Account	750	3,500	(3,500)	—
Corrections Work Program Account Special Account	1,315	1,315	—	1,315
Forfeited Crime Proceeds Fund Special Account	—	—	—	—
Victim Surcharge Special Account	12,536	13,036	—	13,036

TOTAL OPERATING EXPENSES	623,849	693,315	(46,457)	646,858

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Corrections	3,393	—	—	—
Policing and Community Safety	469	—	—	—
Emergency Management BC	637	—	—	—
Office of the Superintendent of Motor Vehicles	313	—	—	—
Executive and Support Services	100	2,276	—	2,276
Corrections Work Program Account Special Account	93	—	—	—

TOTAL CAPITAL EXPENDITURES	5,005	2,276	—	2,276

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Corrections, Policing and Community Safety, Emergency Management BC, Office of the Superintendent of Motor Vehicles, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	235,061	237,409

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for planning and management of correctional programs. This sub-vote also provides for responding to cross-government strategic priorities. External recoveries are received from other levels of government for purposes which include housing and supervision of federal offenders, immigration detainees, community services required for Vancouver Drug Treatment Court, Native Courtworker Programs, and for services provided to other jurisdictions in community supervision of offenders. Internal recoveries are received from ministries for purposes including medical sessions and systems related costs.

POLICING AND COMMUNITY SAFETY

Voted Appropriations
Policing and Community Safety	273,255	284,651
Victims Services and Community Programs	23,463	26,984
	296,718	311,635

Voted Appropriations Description: This sub-vote provides for superintending law enforcement in the province, for providing victims of crime with services and benefits, and for assisting British Columbians with development and delivery of initiatives to maintain safe and healthy communities, as well as providing security industry regulations, and other protective programs. External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the British Columbia Lottery Corporation, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for services described within this sub-vote. Internal recoveries are received from ministries for the enhanced policing of highway maintenance zones and forest service recreation sites and from the Victim Surcharge Special Account for victim service programs and crime prevention initiatives.

EMERGENCY MANAGEMENT BC

Voted Appropriations
Integrated Planning and Mitigation	10,792	14,086
Provincial Emergency Program	7,540	7,210
Office of the Fire Commissioner	2,547	2,231
BC Coroners Service	15,048	14,769
	35,927	38,296

Voted Appropriations Description: This sub-vote provides for costs related to emergency planning, mitigation, response and recovery activities including flood, fire and other hazard mitigation, assurance of critical infrastructure, business continuity, integrated public safety planning readiness for response to multiple fatality incidents and coroners services. The Provincial Emergency Program coordinates provincial emergency planning, preparedness, response and recovery; and promotes the development of emergency management capacity by BC communities. The Office of the Fire Commissioner implements fire safety regulations and activities which promote fire safety and oversees major fire investigations and response to major wildland urban interface fire emergencies. The BC Coroners Service provides for investigations of unnatural, sudden and unexpected deaths in the province; ensuring that the relevant facts are made a matter of public record, identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances; and reporting on issues affecting prevention of child death and promoting child safety. External recoveries are received from other levels of government and Crown agencies for services described within this sub-vote. Internal recoveries are received from ministries for services described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	7,214	6,651

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licencing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training school and driver trainer licences. External recoveries are received from Crown corporations, appeal fees and program fees for services described within this sub-vote. Internal recoveries may be received from ministries for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	657	668
Corporate Services	18,041	22,218
	18,698	22,886

Voted Appropriations Description: This sub-vote provides for the costs related to the offices of the Solicitor General and the Deputy Solicitor General including salaries, benefits, allowances, operating and other expenses of these offices and secondary support and operations of the Ministry of Public Safety and Solicitor General. This sub-vote also provides for the policy development of consumer protection legislation as well as ministry policy development and other initiatives sponsored by the Solicitor General, including oversight of delegated consumer protection agencies and the Office to Combat Trafficking in Persons. Management services are provided by the Ministry of Attorney General and Minister Responsible for Multiculturalism. External recoveries are received from organizations and individuals for services described within this sub-vote; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution. Internal recoveries are received from ministries for special public safety initiatives.

VOTE 38 — MINISTRY OPERATIONS	593,618	616,877

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 39 — EMERGENCY PROGRAM ACT

This vote provides for ministry programs and operations described in the Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	15,630	15,630

Voted Appropriation Description: This sub-vote provides for ministry programs and operations described in the Emergency Program Act, which provides for response to and recovery from emergencies and disasters, and for hazard mitigation initiatives.

VOTE 39 — EMERGENCY PROGRAM ACT	15,630	15,630

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Forfeited Crime Proceeds Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account Special Account	750	—

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account Special Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account Special Account	1,315	1,315

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account Special Account which is governed under the Correction Act.

FORFEITED CRIME PROCEEDS FUND

Statutory Appropriation
Forfeited Crime Proceeds Fund Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forfeited Crime Proceeds Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	12,536	13,036

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	180,966	189,752
Operating Costs	108,526	108,605
Government Transfers	364,560	390,727
Other Expenses	11,697	18,323
Internal Recoveries	(9,202)	(14,092)
External Recoveries	(32,698)	(46,457)
TOTAL OPERATING EXPENSE	623,849	646,858

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act, 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Recoveries are received from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	29	28
OPERATING TRANSACTIONS
Revenue	100	100
Expense	(2,000)	(3,500)
Internal and External Recoveries	1,250	3,500
Net Revenue (Expense)	(650)	100

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	649

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	—	3
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	28	131

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3) The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2), 1987, and is governed under the Correction Act, 2004. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	3,049	3,050
OPERATING TRANSACTIONS
Revenue	700	700
Expense	(1,315)	(1,315)
Transfer from Ministry Operations Vote	650	650
Net Revenue (Expense)	35	35

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	6

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(93)	—
Net Cash Source (Requirement)	(93)	—
Difference Between 2008/09 Estimates and Projected Actual Net Cash Source (Requirement)	(7)	—
Working Capital Adjustments and Other Spending Authority Committed(3)	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	3,050	3,145

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3) The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act, 1988, as amended by the Attorney General Amendment Act, 1989. The purpose of this account is to dispose of property forfeited from criminal offences in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	733	951
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	218

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	951	951

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act, 1995. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	47,035	48,399
OPERATING TRANSACTIONS
Revenue	13,900	13,900
Expense	(12,536)	(13,036)
Net Revenue (Expense)	1,364	864

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	48,399	49,263

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

The mission of the Ministry of Small Business, Technology and Economic Development is to build the best performing economy in Canada by maximizing economic opportunities throughout the province, facilitating job and wealth creation, fostering innovation, supporting small business, improving economic competitiveness, sustaining economic growth, and promoting trade and investment in British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 40 — Ministry Operations	50,005	59,912

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	17,400	25,000

OPERATING EXPENSE	67,405	84,912
CAPITAL EXPENDITURES(2)	399	568
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(5)	182	184

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Asia Pacific Trade and Investment	16,229	13,846	(2)	13,844
Research, Innovation and Competitiveness	19,073	29,642	(2)	29,640
Small Business and Regulatory Reform	3,071	2,769	—	2,769
Executive and Support Services	11,632	13,661	(2)	13,659
Innovative Clean Energy Fund Special Account	17,400	25,000	—	25,000

TOTAL OPERATING EXPENSES	67,405	84,918	(6)	84,912

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Asia Pacific Trade and Investment	40	—	—	—
Research, Innovation and Competitiveness	50	—	—	—
Executive and Support Services	309	568	—	568

TOTAL CAPITAL EXPENDITURES	399	568	—	568

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 40 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Asia Pacific Trade and Investment; Research, Innovation and Competitiveness; Small Business and Regulatory Reform; and Executive and Support Services.

ASIA PACIFIC TRADE AND INVESTMENT

Voted Appropriation
Asia Pacific Trade and Investment	16,229	13,844

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; showcasing British Columbia at national and international events; the operation of the Province’s international network of trade and investment representatives and offices; implementing strategies and funding organizations to promote British Columbia and achieve improvements in specific areas such as trade, investment, science and technology; planning and managing trade missions to profile British Columbia in key markets and priority sectors; and assisting the private sector to leverage identified marketing opportunities. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals.

RESEARCH, INNOVATION AND COMPETITIVENESS

Voted Appropriation
Research, Innovation and Competitiveness	19,073	29,640

Voted Appropriation Description: This sub-vote provides for development of comprehensive economic and competitiveness strategies; working with investors to facilitate economic development and job creation; developing strategies; negotiating positions, policy options and advice for government and industry; implementing provincial trade obligations and priorities; providing strategic direction to remove barriers to business, advancing economic development and increasing productivity and competitiveness; directing economic and sector analysis; and providing financial support for projects, initiatives and trusts that support economic growth and diversification throughout the province. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals.

SMALL BUSINESS AND REGULATORY REFORM

Voted Appropriation
Small Business and Regulatory Reform	3,071	2,769

Voted Appropriation Description: This sub-vote provides for the operating and administration costs of ministry services, establishing and operating a Small Business Roundtable, and advancing regulatory reform across government. This sub-vote also provides funding for projects, products and tools to support small business success. Costs related to the provision of supplies and services may be recovered from ministries.

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	590	557
Corporate Services	11,042	13,102
	11,632	13,659

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Small Business, Technology and Economic Development, administration, and ministry executive support including the deputy ministers’ offices, financial and human resources, legislation and administrative services, library operations, records management, and information systems. This sub-vote also provides for administrative support services for the Ministry of Energy, Mines and Petroleum Resources. This sub-vote also provides for reserves for doubtful accounts and write-downs of investments. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals.

VOTE 40 — MINISTRY OPERATIONS	50,005	59,912

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund Special Account	17,400	25,000

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund Special Account which is governed under the Special Accounts Appropriation and Control Act .

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	16,725	14,675
Operating Costs	19,429	20,837
Government Transfers	31,065	49,389
Other Expenses	224	21
Internal Recoveries	(33)	(4)
External Recoveries	(5)	(6)
TOTAL OPERATING EXPENSE	67,405	84,912

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

INNOVATIVE CLEAN ENERGY FUND

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act, 2007. The purpose is to accelerate the commercialization of clean energy technologies through projects that address provincial energy and environmental priorities, and that have international market potential; or to demonstrate the viability of commercial technologies not currently being used in British Columbia. Revenues credited to the account include levies applied to all final purchases of specified ‘energy products’ in British Columbia under section 68.01 of the Social Services Tax Act and interest earned on the fund balance. Expenses are recovered from the revenues earned in the fund. Costs incurred support administration and operating activities necessary to fund projects, programs and/or initiatives that address specific British Columbia energy priorities, or environmental issues that have been identified by government and do one of the following: accelerate the commercialization of pre-commercial clean energy technologies, or adoption of clean energy technologies not currently used in British Columbia; reduce the environmental impact of the use, production, generation, storage, transmission, delivery, provision, or conversion of energy; demonstrate or promote British Columbia clean energy technologies with international market potential; reduce the cost or improve the reliability of clean energy sources or associated technology; and/or support energy efficiency or conservation.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	13,877	21,277
OPERATING TRANSACTIONS
Revenue	11,000	25,000
Expense	(17,400)	(25,000)
Net Revenue (Expense)	(6,400)	—

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	13,800

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	21,277	21,277

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

The mission of the Ministry of Tourism, Culture and the Arts is to build strong partnerships that will foster sustainable tourism, diverse and creative economies and promote communities where people want to live, visit and invest.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2008/09 (1)	2009/10
VOTED APPROPRIATIONS
Vote 41 — Ministry Operations	344,521	51,663

STATUTORY APPROPRIATION
BC Arts and Culture Endowment Special Account	8,330	3,350

OPERATING EXPENSE	352,851	55,013
CAPITAL EXPENDITURES (2)	1,704	1,461
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	300	300
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	144	138

NOTES

(1) For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule E.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5) Details of FTEs are presented in Schedule G.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Tourism	18,444	14,617	(861)	13,756
Arts and Culture	19,545	11,869	—	11,869
BC150 Years	2,682	—	—	—
BC Film Commission	1,561	1,405	(8)	1,397
Transfers to Crown Corporations and Agencies	298,290	21,008	—	21,008
Executive and Support Services	3,999	3,633	—	3,633
BC Arts and Culture Endowment Special Account	8,330	3,350	—	3,350

TOTAL OPERATING EXPENSES	352,851	55,882	(869)	55,013

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Tourism	1,564	1,434	—	1,434
Arts and Culture	90	—	—	—
Executive and Support Services	50	27	—	27

TOTAL CAPITAL EXPENDITURES	1,704	1,461	—	1,461

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Tourism	300	300	—	300
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	300	300	—	300

MINISTRY OF TOURISM, CULTURE AND THE ARTS

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Tourism, Arts and Culture, BC150 Years, BC Film Commission, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

TOURISM

Voted Appropriation
Tourism	18,444	13,756

Voted Appropriation Description: This sub-vote provides for implementation and financing of the provincial plan and policies for sustainable development of tourism, including implementing and funding strategies to promote British Columbia and achieve significant increases in tourism; advancing tourism product and sector development; selling and the tenure of Crown land resources for development of all-season resorts, including expenses related to First Nations consultation and accommodation and unrecoverable project costs; maintenance and development of recreation sites and trails; working with and forming partnerships with industry, First Nations, not-for-profit organizations and other levels of government to enhance the business climate for tourism growth; undertaking market and trend research; and building awareness and implementing policies to facilitate the protection, conservation, and rehabilitation of heritage and archaeological sites under the Heritage Conservation Act, 1996. Some costs are partially recovered from ministries and parties external to government for program services.

ARTS AND CULTURE

Voted Appropriation
Arts and Culture	19,545	11,869

Voted Appropriation Description: This sub-vote provides for support and funding for arts and cultural policy and programs, including improvements to arts and cultural infrastructure and events throughout the province; administration and delivery of government programs under the Arts Council Act; and administration of the BC Arts and Culture Endowment Special Account.

BC150 YEARS

Voted Appropriation
BC150 Years	2,682	—

Voted Appropriation Description: This sub-vote provides for support and funding for cross government activities related to the celebration of the 150th anniversary of the establishment of British Columbia as a Crown Colony.

BC FILM COMMISSION

Voted Appropriation
BC Film Commission	1,561	1,397

Voted Appropriation Description: This sub-vote provides for support and funding for the promotion of British Columbia’s locations, production and post-production support for film-making, and film industry infrastructure for use by the world’s film, television and commercial industry. Some costs are partially recovered from external organizations for program services.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

VOTE DESCRIPTIONS
($000)

	Estimates	Estimates
	2008/09	2009/10
TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Vancouver Convention Centre Expansion Project	275,600	—
Royal British Columbia Museum	12,648	12,166
British Columbia Pavilion Corporation	10,042	8,842
	298,290	21,008

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and Agencies, including the Royal British Columbia Museum and the British Columbia Pavilion Corporation.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	560	506
Management Services	3,439	3,127
	3,999	3,633

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Tourism, Culture and the Arts, including salaries, benefits, allowances and operating expenses for the minister and staff. This sub-vote also provides for executive direction for the ministry. Under an agreement, the Ministry of Community Development provides management services to the Ministry of Tourism, Culture and the Arts.

VOTE 41 — MINISTRY OPERATIONS	344,521	51,663

MINISTRY OF TOURISM, CULTURE AND THE ARTS

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: BC Arts and Culture Endowment.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment Special Account	8,330	3,350

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,922	12,480
Operating Costs	10,926	6,865
Government Transfers	328,421	36,466
Other Expenses	59	72
Internal Recoveries	(45)	(1)
External Recoveries	(1,432)	(869)
TOTAL OPERATING EXPENSE	352,851	55,013

MINISTRY OF TOURISM, CULTURE AND THE ARTS

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2008/09	2009/10

BC ARTS AND CULTURE ENDOWMENT

This account was established as a special account effective April 1, 2008 under the Special Accounts Appropriation and Control Act. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million, which is not permitted to be spent. This sub-account provides support for arts and culture in British Columbia as recommended by the BC Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million, which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development or presentation of works of art at events or venues the Minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	767	767
OPERATING TRANSACTIONS
Revenue	8,330	3,350
Expense	(8,330)	(3,350)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	767	767

NOTES

(1)                     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)                     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2008/09	2009/10

TOURISM

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	300	300
Net Cash Source (Requirement)	(300)	(300)

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 42 — Ministry Operations	771,086	765,887

OPERATING EXPENSE	771,086	765,887
CAPITAL EXPENDITURES (2)	8,655	1,394
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	100,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	1,490	1,469

NOTES

(1)                     For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)                     Details of capital expenditures are presented in Schedule C.

(3)                     Details of loans, investments and other requirements are presented in Schedule E.

(4)                     Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5)                     Details of FTEs are presented in Schedule G.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

CORE BUSINESS SUMMARY
($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	24,369	679,227	(655,826)	23,401
Public Transportation	226,880	250,742	(1)	250,741
Highway Operations	503,705	780,781	(304,341)	476,440
Commercial Passenger Transportation Regulation	2,610	1,915	(1)	1,914
Executive and Support Services	13,522	13,746	(355)	13,391

TOTAL OPERATING EXPENSES	771,086	1,726,411	(960,524)	765,887

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Transportation and Infrastructure Improvements	637	42	—	42
Highway Operations	7,623	1,342	—	1,342
Commercial Passenger Transportation Regulation	325	—	—	—
Executive and Support Services	70	10	—	10

TOTAL CAPITAL EXPENDITURES	8,655	1,394	—	1,394

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Transportation and Infrastructure Improvements	—	100,000	—	100,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	100,000	—	100,000

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 42 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Legislation	1,461	1,418
Planning, Engineering and Construction	6,529	5,856
Partnerships	1	1
Port and Airport Development	15,678	15,445
Enhancing Economic Development	700	681
	24,369	23,401

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Legislation; Planning, Engineering, and Construction; Partnerships; Port and Airport Development; Pacific Gateway; and Infrastructure Development Initiatives. Major activities include: transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; land base management, including port and airport Land Act tenures; and, managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation initiatives such as port and airport development and cycling networks. Recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments, private sector partners, and other ministries for costs incurred and works and services provided on their behalf.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	79,218	78,822
Coastal Ferry Services	147,662	171,919
	226,880	250,741

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, or payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. Recoveries may be received from parties internal and external to the ministry for services or materials provided.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	465,090	440,982
Commercial Vehicle Safety and Enforcement	27,531	26,508
Inland Ferries	8,794	8,950
Coquihalla Toll Administration	2,290	—
	503,705	476,440

Voted Appropriations Description: This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Commercial Vehicle Safety and Enforcement; and, Inland Ferries. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; road and bridge surfacing; rehabilitation, replacement, seismic retrofit and safety improvements; electrical installations and upgrades; minor roadworks; weigh scale operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licencing programs, and assists with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for pavement marking, electrical maintenance, and for the operation, maintenance and rehabilitation of inland ferries and ferry landings; and transfers to other parties such as local governments. Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement; and recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

COMMERCIAL PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	697	663
Passenger Transportation Branch	1,913	1,251
	2,610	1,914

Voted Appropriations Description: This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, participates in the enforcement and compliance activities against both licenced and unlicenced operators. Recoveries may be received from parties internal and external to the ministry for services or materials provided.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	554	553
Corporate Services	12,968	12,838
	13,522	13,391

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure and corporate services. This includes the deputy minister’s office, finance, administration, human resources, facilities management, information systems, service planning, performance measurement; and records management. Recoveries may be received from parties internal and external to the ministry for administrative services and materials provided.

VOTE 42 — MINISTRY OPERATIONS	771,086	765,887

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	110,168	115,147
Operating Costs	1,459,404	1,506,273
Government Transfers	115,995	101,278
Other Expenses	1,798	3,717
Internal Recoveries	(3)	(4)
External Recoveries	(916,276)	(960,524)
TOTAL OPERATING EXPENSE	771,086	765,887

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2008/09	2009/10

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

TRANSPORTATION INVESTMENT CORPORATION — Disbursements represent investment in the Port Mann project.

Receipts	—	—
Disbursements	—	100,000
Net Cash Source (Requirement)	—	(100,000)

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

Estimates	Estimates
2008/09(1)	2009/10

VOTED APPROPRIATION
Vote 43 — Management of Public Funds and Debt	1,261,713	1,200,100

OPERATING EXPENSE	1,261,713	1,200,100
CAPITAL EXPENDITURES (2)	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	—	—

NOTES

(1)                     For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)                     Details of capital expenditures are presented in Schedule C.

(3)                     Details of loans, investments and other requirements are presented in Schedule E.

(4)                     Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5)                     Details of FTEs are presented in Schedule G.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,261,710	1,263,985	(63,888)	1,200,097
Cost of Borrowing for Relending to Government Bodies	1	706,954	(706,953)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	941	(940)	1
Cost of Warehouse Borrowing Program	1	26,459	(26,458)	1

TOTAL OPERATING EXPENSES	1,261,713	1,998,339	(798,239)	1,200,100

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, and entering certain financial agreements and commodity derivatives with or on behalf of government bodies; and borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,261,710	1,200,097

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, changes and fees associated with debt arising from borrowings or other credit arrangements. These include costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management, banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure. Costs associated with borrowings for the student loans program are recovered from the Ministry of Finance.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs expenses, changes and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements including interest and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,261,713	1,200,100

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,127,734	2,021,076
Internal Recoveries	(22,201)	(22,737)
External Recoveries	(843,820)	(798,239)
TOTAL OPERATING EXPENSE	1,261,713	1,200,100

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10

VOTED APPROPRIATIONS
Vote 44 — Contingencies (All Ministries) and New Programs	342,000	385,000
Vote 45 — Capital Funding	971,848	1,323,303
Vote 46 — Commissions on Collection of Public Funds	1	1
Vote 47 — Allowances for Doubtful Revenue Accounts	1	1
Vote 48 — BC Family Bonus	14,000	8,758
Vote 49 — Environmental Appeal Board and Forest Appeals Commission	2,096	2,103
Vote 50 — Forest Practices Board	3,808	3,857

OPERATING EXPENSE	1,333,754	1,723,023
CAPITAL EXPENDITURES (2)	100,600	203,161
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (5)	38	38

NOTES

(1)                     For comparative purposes only, figures shown for the 2008/09 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)                     Details of capital expenditures are presented in Schedule C.

(3)                     Details of loans, investments and other requirements are presented in Schedule E.

(4)                     Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(5)                     Details of FTEs are presented in Schedule G.

OTHER APPROPRIATIONS

SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	342,000	385,000	—	385,000
Capital Funding	971,848	1,323,303	—	1,323,303
Commissions on Collection of Public Funds	1	72,700	(72,699)	1
Allowances for Doubtful Revenue Accounts	1	98,929	(98,928)	1
BC Family Bonus	14,000	8,758	—	8,758
Environmental Appeal Board and Forest Appeals Commission	2,096	2,103	—	2,103
Forest Practices Board	3,808	3,857	—	3,857

TOTAL OPERATING EXPENSE	1,333,754	1,894,650	(171,627)	1,723,023

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	100,460	203,121	—	203,121
Environmental Appeal Board and Forest Appeals Commission	15	15	—	15
Forest Practices Board	125	25	—	25

TOTAL CAPITAL EXPENDITURES	100,600	203,161	—	203,161

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 44 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need.

Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs, including new climate action initiatives.

OPERATING EXPENSE
General Programs	342,000	385,000

CAPITAL EXPENDITURES
General Programs	100,460	203,121

VOTE 45 — CAPITAL FUNDING
(Minister of Advanced Education and Labour Market Development, Minister of Education,
Minister of Health Services and Minister of Finance)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures. Those expenditures may include the capital costs of land acquisition, new facilities, and renovations and improvements to existing facilities. Grants may only be made under this vote by the Minister of Advanced Education and Labour Market Development, the Minister of Education and the Minister of Health Services to government organizations whose operations fall within the respective portfolios of those ministers. The Minister of Finance may make grants under this vote to any government organization. The amount of this vote is allocated among the four responsible ministers as set out below. Treasury Board may reallocate these amounts to meet government priorities, including accelerated infrastructure projects.

OPERATING EXPENSE
Post Secondary Institutions	200,000	220,585
Schools	305,425	322,886
Health Facilities	427,190	219,832
Public Transit	39,233	—
Other Capital Projects	—	560,000
	971,848	1,323,303

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 46 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation
Minister of Advanced Education and Labour Market Development
Minister of Agriculture and Lands
Attorney General
Minister of Children and Family Development
Minister of Community Development
Minister of Education
Minister of Energy, Mines and Petroleum Resources
Minister of Environment
Minister of Finance
Minister of Forests and Range
Minister of Health Services
Minister of Healthy Living and Sport
Minister of Housing and Social Development
Minister of Labour and Citizens’ Services
Minister of Public Safety and Solicitor General
Minister of Small Business, Technology and Economic Development
Minister of Tourism, Culture and the Arts
Minister of Transportation and Infrastructure

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Ministry of Finance and Legal Services Branch, Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statues and regulations.

OPERATING EXPENSE
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education and Labour Market Development	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Community Development	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,756	1,756
Ministry of Finance	36,351	62,450
Ministry of Forests and Range	200	200
Ministry of Health Services	1,098	2,108
Ministry of Healthy Living and Sport	—	1
Ministry of Housing and Social Development	480	480
Ministry of Labour and Citizens’ Services	1	1
Ministry of Public Safety and Solicitor General	4,796	4,878
Ministry of Small Business, Technology and Economic Development	1	1
Ministry of Tourism, Culture and the Arts	18	18
Ministry of Transportation and Infrastructure	400	400
Recoveries	(45,507)	(72,699)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 47 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation
Minister of Advanced Education and Labour Market Development
Minister of Agriculture and Lands
Attorney General
Minister of Children and Family Development
Minister of Community Development
Minister of Education
Minister of Energy, Mines and Petroleum Resources
Minister of Environment
Minister of Finance
Minister of Forests and Range
Minister of Health Services
Minister of Healthy Living and Sport
Minister of Housing and Social Development
Minister of Labour and Citizens’ Services
Minister of Public Safety and Solicitor General
Minister of Small Business, Technology and Economic Development
Minister of Tourism, Culture and the Arts
Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSE
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education and Labour Market Development	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	5,400	3,390
Ministry of Children and Family Development	50	50
Ministry of Community Development	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,168	1,168
Ministry of Finance	74,226	68,300
Ministry of Forests and Range	10,000	10,000
Ministry of Health Services	3,429	3,377
Ministry of Healthy Living and Sport	—	1
Ministry of Housing and Social Development	2,824	2,824
Ministry of Labour and Citizens’ Services	1	1
Ministry of Public Safety and Solicitor General	9,800	9,800
Ministry of Small Business, Technology and Economic Development	1	1
Ministry of Tourism, Culture and the Arts	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(106,915)	(98,928)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 48 — BC FAMILY BONUS
(Minister of Finance)

This vote provides funding for payments to low income families with children. A payment is made to the federal government for administration of the program.

OPERATING EXPENSE
BC Family Bonus	14,000	8,758

VOTE 49 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION
( Minister of Environment and Minister of Forests and Range)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. Recoveries may be received from ministries and other levels of government.

OPERATING EXPENSE
Administration and Support Services	1,326	1,393
Environmental Appeal Board	411	381
Forest Appeals Commission	359	329
	2,096	2,103

CAPITAL EXPENDITURES
Administration and Support Services	15	15

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Administration and Support Services	11	11

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2008/09	2009/10

VOTE 50 — FOREST PRACTICES BOARD
(Minister of Forests)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigation of public complaints and administrative appeals.

OPERATING EXPENSE
Forest Practices Board	3,808	3,857

CAPITAL EXPENDITURES
Forest Practices Board	125	25

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Forest Practices Board	27	27

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,257	3,307
Operating Costs	2,628	2,635
Government Transfers	985,848	1,332,061
Other Expenses	494,745	556,648
Internal Recoveries	(1)	(1)
External Recoveries	(152,723)	(171,627)
TOTAL OPERATING EXPENSE	1,333,754	1,723,023

SCHEDULES

A	– Consolidated Revenue Fund Operating Expenses, Capital Expenditures and FTE Reconciliation – 2008/09

B	– Special Accounts – Summary

C	– Financing Transactions – Capital Expenditures

D	– Financing Transactions – Capital Expenditures – Taxpayer-Supported Organizations

E	– Financing Transactions– Loans, Investments and Other Requirements

F	– Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

G	– Fulltime Equivalent Employment

H	– Estimated Consolidated Revenue Fund Operating Result

I	– Summary of Ministerial Accountability for Operating Expenses

J	– Service Delivery Agencies – Estimated Revenues and Expenses

K	– Estimated Revenue by Source

L	– Estimated Expense by Function

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A

OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2008/09

	Operating	Capital
	Expense	Expenditures	FTEs
	($000)	($000)

Office of the Premier
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	14,102	95	110
Transfer from Ministry of Attorney General Legal Services chargeback funding	11	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	14,113	95	110

Aboriginal Relations and Reconcilliation
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	62,127	32	174
Transfer from Ministry of Attorney General Legal Services chargeback funding	98	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	62,225	32	174

Advanced Education and Labour Market Devlopment (formerly Advanced Education)
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	2,251,994	1,840	235
Transfer from Ministry of Attorney General Government reorganization	9,023	—	47
Legal Services chargeback funding	54	—	—
Transfer from Ministry of Community Development Government reorganization	12,964	1,569	365
Transfer from Ministry of Finance Government reorganization	16,301	5	35
Transfer from Ministry of Small Business, Technology and Economic Development Government reorganization	94,408	—	19
Transfer to Management of Public Funds and Debt Government reorganization	(172,900)	—	—
Transfer to Ministry of Small Business and Revenue Government reorganization	(5,748)	—	(11)
Other Adjustment Restatement due to change in accounting for prepaid capital advances	(131,083)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	2,075,013	3,414	690

Agriculture and Lands
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	289,352	8,701	896
Transfer from Ministry of Attorney General Legal Services chargeback funding	44	—	—
Transfer to Ministry of Environment Species at Risk coordination funding	(404)	—	(3)
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	288,992	8,701	893

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A

OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2008/09

	Operating Expense	Capital Expenditures	FTEs
	($000)	($000)

Attorney General
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	554,994	8,541	3,674
Transfer from Ministry of Public Safety and Solicitor General Adult Custody administration funding	858	—	—
Central support services funding	76	—	—
Transfer to Ministries Legal Services chargeback funding	(886)	—	—
Transfer to Ministry of Advanced Education and Labour Market Devlopment Government reorganization	(9,023)	—	(47)
Transfer to Ministry of Housing and Social Development Government reorganization	(565)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	545,454	8,541	3,627

Children and Family Development
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	1,987,004	13,853	4,547
Transfer from Ministry of Attorney General Legal Services chargeback funding	52	—	—
Transfer from Ministry of Housing and Social Development Community Living Services - Children’s programs	61,618	—	—
Health supplement costs for Child in Home of a Relative	721	—	—
Master Insurance Program	23	—	—
Paraprofessional realignment	387	—	—
Transfer to Ministry of Housing and Social Development Government reorganization	(660,877)	—	(5)
Transfer to Ministry of Labour and Citizens’ Services Government reorganization	—	(6,000)	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	1,388,928	7,853	4,542

Community Development (formerly Community Services)
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	303,646	3,549	568
Transfer from Ministry of Attorney General Legal Services chargeback funding	4	—	—
Transfer from Ministry of Forests and Range Government reorganization	173	—	1
Transfer from Ministry of Small Business and Revenue Government reorganization	762	166	16
Transfer from Ministry of Small Business, Technology and Economic Development Government reorganization	4,278	—	5
Transfer to Ministry of Advanced Education and Labour Market Devlopment Government reorganization	(12,964)	(1,569)	(365)
Transfer to Ministry of Healthy Living and Sport Government reorganization	(8,586)	—	(16)
Transfer to Ministry of Housing and Social Development Government reorganization	(49,552)	(200)	(18)
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	237,761	1,946	191

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A

OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2008/09

	Operating	Capital
	Expense	Expenditures	FTEs
	($000)	($000)

Education
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	5,675,357	5,220	342
Transfer from Ministry of Attorney General Legal Services chargeback funding	23	—	—
Transfer to Management of Public Funds and Debt Government reorganization	(362,400)	—	—
Other Adjustment
Restatement due to change in accounting for prepaid capital advances	(196,463)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	5,116,517	5,220	342

Energy, Mines and Petroleum Resources
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	90,594	1,435	342
Transfer from Ministry of Attorney General Legal Services chargeback funding	18	—	—
Transfer to Ministry of Small Business, Technology and Economic Development Government reorganization	(17,400)	—	(4)
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	73,212	1,435	338

Environment
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	272,486	18,417	1,535
Transfer from Ministry of Agriculture and Lands Species at Risk coordination funding	404	—	3
Transfer from Ministry of Attorney General Legal Services chargeback funding	43	—	—
Transfer to Ministry of Healthy Living and Sport Government reorganization	(2,801)	—	(14)
Transfer to Ministry of Transportation and Infrastructure Meteorological Network	(109)	—	(1)
Other Adjustment Restatement for reclassification of fee revenue	(6,710)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	263,313	18,417	1,523

Finance
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	97,287	6,122	856
Transfer from Ministry of Attorney General Legal Services chargeback funding	38	—	—
Transfer from Ministry of Labour and Citizens’ Services Government reorganization	1,642	—	14
Transfer from Ministry of Small Business and Revenue Government reorganization	66,924	11,148	908
Transfer from Ministry of Small Business, Technology and Economic Development Government reorganization	79,597	216	39
Transfer from Other Appropriations
Insurance and Risk Management special account	—	370	49
Pacific Carbon Trust	5,000	—	—
Transfer to Ministry of Advanced Education and Labour Market Devlopment Government reorganization	(16,301)	(5)	(35)
Transfer to Ministry of Labour and Citizens’ Services BC Registries Services	(1)	(3,085)	(50)
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	234,186	14,766	1,781

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A

OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION – 2008/09

	Operating	Capital
	Expense	Expenditures	FTEs
	($000)	($000)

Forests and Range
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	1,210,841	21,073	3,869
Transfer from Ministry of Attorney General Legal Services chargeback funding	53	—	—
Transfer to Ministry of Community Development Government reorganization	(173)	—	(1)
Transfer to Ministry of Housing and Social Development Government reorganization	(404,622)	(402)	(151)
Other Adjustment Restatement due to change in accounting for forest service roads	—	52,203	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	806,099	72,874	3,717

Health Services (formerly Health)
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	13,764,737	17,224	4,078
Transfer from Ministry of Attorney General Legal Services chargeback funding	57	—	—
Transfer from Other Appropriations Innovation and Integration Fund	33,000	—	—
Transfer to Management of Public Funds and Debt Government reorganization	(194,100)	—	—
Transfer to Ministry of Healthy Living and Sport Government reorganization	(38,671)	—	(83)
Other Adjustment Restatement due to change in accounting for prepaid capital advances	(235,600)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	13,329,423	17,224	3,995

Healthy Living and Sport
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Estimates	—	—	—
Transfer from Ministry of Attorney General Legal Services chargeback funding	14	—	—
Transfer from Ministry of Community Development Government reorganization	8,586	—	16
Transfer from Ministry of Environment Government reorganization	2,801	—	14
Transfer from Ministry of Health Services Government reorganization	38,671	—	83
Transfer from Ministry of Tourism, Culture and the Arts Government reorganization	21,881	280	27
Total Operating Expense, Capital Expenditures, and Authorized FTEs – 2008/09 Restated	71,953	280	140

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2008/09

	Operating	Capital
	Expense	Expenditures	FTEs
	($000)	($000)

Housing and Social Development (formerly Employment and Income Assistance)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Estimates	1,527,012	22,725	1,973
Transfer from Ministry of Attorney General Government reorganization	565	—	—
Legal Services chargeback funding	54	—	—
Transfer from Ministry of Children and Family Development Government reorganization	660,877	—	5
Transfer from Ministry of Community Development Government reorganization	49,552	200	18
Transfer from Ministry of Forests and Range Government reorganization	404,622	402	151
Transfer from Ministry of Public Safety and Solicitor General Distribution of CSSEA Paraprofessional Compensation funding	4	—	—
Government reorganization	22,351	510	255
Transfer from Ministry of Tourism, Culture and the Arts Government reorganization	50	—	—
Transfer to Ministry of Children and Family Development Community Living Services - Children’s programs	(61,618)	—	—
Health supplement costs for Child in Home of a Relative	(721)	—	—
Master Insurance Program	(23)	—	—
Paraprofessional realignment	(387)	—	—
Transfer to Ministry of Labour and Citizens’ Services Cross-ministry Integrated Case Management system	—	(15,500)	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Restated	2,602,338	8,337	2,402

Labour and Citizens’ Services
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Estimates	103,657	99,851	2,314
Transfer from Ministry of Attorney General Legal Services chargeback funding	48	—	—
Transfer from Ministry of Children and Family Development Government reorganization	—	6,000	—
Transfer from Ministry of Finance BC Registries Services	1	3,085	50
Transfer from Ministry of Housing and Social Development Cross-ministry Integrated Case Management system	—	15,500	—
Transfer to Ministry of Finance Government reorganization	(1,642)	—	(14)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Restated	102,064	124,436	2,350

Public Safety and Solicitor General
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Estimates	647,061	5,515	2,788
Transfer from Ministry of Attorney General Legal Services chargeback funding	77	—	—
Transfer to Ministry of Attorney General Adult Custody administration funding	(858)	—	—
Central support services funding	(76)	—	—
Transfer to Ministry of Housing and Social Development Distribution of CSSEA Paraprofessional Compensation funding	(4)	—	—
Government reorganization	(22,351)	(510)	(255)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Restated	623,849	5,005	2,533

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2008/09

	Operating	Capital
	Expense	Expenditures	FTEs
	($000)	($000)

Small Business and Revenue (disestablished)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Estimates	65,139	11,533	931
Transfer from Ministry of Advanced Education and Labour Market Devlopment Government reorganization	5,748	—	11
Transfer from Ministry of Attorney General Legal Services chargeback funding	65	—	—
Transfer to Ministry of Community Development Government reorganization	(762)	(166)	(16)
Transfer to Ministry of Finance Government reorganization	(66,924)	(11,148)	(908)
Transfer to Ministry of Small Business, Technology and Economic Development Government reorganization	(3,266)	(219)	(18)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Restated	—	—	—

Small Business, Technology and Economic Development (formerly Economic Development)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Estimates	225,718	396	231
Transfer from Ministry of Attorney General Legal Services chargeback funding	4	—	—
Transfer from Ministry of Energy, Mines and Petroleum Resources Government reorganization	17,400	—	4
Transfer from Ministry of Small Business and Revenue Government reorganization	3,266	219	18
Transfer to Ministry of Advanced Education and Labour Market Devlopment Government reorganization	(94,408)	—	(19)
Transfer to Ministry of Community Development Government reorganization	(4,278)	—	(5)
Transfer to Ministry of Finance Government reorganization	(79,597)	(216)	(39)
Transfer to Ministry of Transportation and Infrastructure Government reorganization	(700)	—	(8)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Restated	67,405	399	182

Tourism, Culture and the Arts (formerly Tourism, Sport and the Arts)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Estimates	374,770	1,984	171
Transfer from Ministry of Attorney General Legal Services chargeback funding	12	—	—
Transfer to Ministry of Healthy Living and Sport Government reorganization	(21,881)	(280)	(27)
Transfer to Ministry of Housing and Social Development Government reorganization	(50)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Restated	352,851	1,704	144

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2008/09

	Operating	Capital
	Expense	Expenditures	FTEs
	($000)	($000)

Transportation and Infrastructure (formerly Transportation)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Estimates	970,553	8,655	1,481
Transfer from Ministry of Attorney General Legal Services chargeback funding	117	—	—
Transfer from Ministry of Environment Meteorological Network	109	—	1
Transfer from Ministry of Small Business, Technology and Economic Development Government reorganization	700	—	8
Transfer to Management of Public Funds and Debt Government reorganization	(130,613)	—	—
Other Adjustment Restatement due to change in accounting for prepaid capital advances	(69,780)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Restated	771,086	8,655	1,490

Management of Public Funds and Debt
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Estimates	401,700	—	—
Transfer from Ministry of Advanced Education and Labour Market Devlopment Government reorganization	172,900	—	—
Transfer from Ministry of Education Government reorganization	362,400	—	—
Transfer from Ministry of Health Services Government reorganization	194,100	—	—
Transfer from Ministry of Transportation and Infrastructure Government reorganization	130,613	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Restated	1,261,713	—	—

Other Appropriations - Contingencies (All Ministries) and New Programs
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Estimates	399,906	100,970	87
Transfer to Ministry of Finance
Insurance and Risk Management special account	—	(370)	(49)
Pacific Carbon Trust	(5,000)	—	—
Transfer to Ministry of Health Services Innovation and Integration Fund	(33,000)	—	—
Other Adjustment Restatement due to change in accounting for prepaid capital advances	971,848	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2008/09 Restated	1,333,754	100,600	38

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2008/09 Estimates	31,407,000	386,000	31,830
Total Transfers from Special Offices, Ministries and Other Appropriations	2,486,242	39,670	2,162
Total Transfers to Special Offices, Ministries and Other Appropriations	(2,486,242)	(39,670)	(2,162)
Restatement due to change in accounting for forest service roads	—	52,203	—
Restatement due to change in accounting for prepaid capital advances	338,922	—	—
Restatement for reclassification of fee revenue	(6,710)	—	—
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2008/09 Restated	31,739,212	438,203	31,830

ESTIMATES, 09/10

SPECIAL ACCOUNTS(1) - SUMMARY	Schedule B

(for the Fiscal Year Ending March 31, 2010)

($000)

	Spending			Transfer	Financing			Spending
	Authority			(to) from	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2009	Revenue	Expense	Fund(2)	(Disbursements)	Expense	Adjustment(3)	March 31, 2010

Special Accounts
BC Arts and Culture Endowment	767	3,350	(3,350)	—	—	—	—	767
BC Timber Sales	228,433	136,800	(175,300)	—	(102,300)	(48,497)	95,897	135,033
Children’s Education Fund	72,299	3,343	—	43,772	—	—	—	119,414
Civil Forfeiture Account	28	100	—	—	—	—	3	131
Corrections Work Program Account	3,050	1,350	(1,315)	—	—	—	60	3,145
Crown Land	50,000	214,114	(126,090)	(88,099)	75	—	—	50,000
First Citizens Fund	5,267	3,300	(4,100)	—	—	—	—	4,467
Forest Stand Management Fund	13,940	—	—	—	—	—	—	13,940
Forfeited Crime Proceeds Fund	951	—	—	—	—	—	—	951
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund	8,118	7,500	(10,000)	—	—	—	—	5,618
Innovative Clean Energy Fund	21,277	25,000	(25,000)	—	—	—	—	21,277
Insurance and Risk Management	265,961	8,504	—	—	—	(20)	391	274,836
Northern Development Fund	8,680	575	(500)	—	—	—	—	8,755
Park Enhancement Fund	500	617	(400)	—	—	(400)	—	317
Physical Fitness and Amateur Sports Fund	2,211	2,200	(2,200)	—	—	—	—	2,211
Production Insurance	18,430	21,785	(18,500)	—	—	—	—	21,715
Provincial Home Acquisition Wind Up	15,291	8	(10)	—	50	—	—	15,339
Public Guardian and Trustee of British Columbia	19,261	21,945	(21,160)	—	—	(500)	697	20,243
Sustainable Environment Fund	18,519	27,569	(29,305)	—	—	—	—	16,783
University Endowment Lands Administration Account	30,905	6,442	(6,442)	—	—	—	—	30,905
Victim Surcharge Special Account	48,399	13,900	(13,036)	—	—	—	—	49,263
	832,287	645,652	(583,958)	(44,327)	(102,175)	(49,417)	97,048	793,810

Transfers from Voted Appropriations to Special Accounts(4)
Production Insurance	—	(7,000)	7,000	—	—	—	—	—
Public Guardian and Trustee of British Columbia	—	(10,945)	10,945	—	—	—	—	—
	—	(17,945)	17,945	—	—	—	—	—

Total Special Accounts (net of transfers)	832,287	627,707	(566,013)	(44,327)	(102,175)	(49,417)	97,048	793,810

(1)	Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	General Fund Transfers consist of changes in statutory spending authority.
(3)

Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortizaton, inventory, and accounts receivable and payable.

(4)

Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Suppy Act requirements shown on page 13.

ESTIMATES, 09/10

FINANCING TRANSACTIONS	Schedule C

CAPITAL EXPENDITURES

(for the Fiscal Year ending March 31, 2010)

($000)

The allocation of the total voted appropriation among special offices, ministries, and other appropriations, or among categories of capital expenditures, is shown for information and planning purposes only. The amounts allocated to Special Accounts are subject to the available spending authority within each account.

Treasury Board may reallocate the total voted appropriation among special offices, ministries and other appropriations. Reallocations among the categories of capital expenditures are governed by section 23(4) and (5) of the Financial Administration Act. No reallocation may result in the total voted appropriation set out in this Schedule being exceeded.

		Buildings
	Land	& Tenant		Office			Roads,
	& Land	Improve-	Specialized	Furniture &		Information	Bridges &
	Improvements	ments	Equipment	Equipment	Vehicles	Systems	Ferries	Total
SUMMARY
Voted Appropriation	12,414	56,574	7,000	6,274	18,668	299,853	31,800	432,583
Special Accounts(1)	400	—	245	36	—	1,040	47,696	49,417
Consolidated Revenue Fund Total	12,814	56,574	7,245	6,310	18,668	300,893	79,496	482,000

Special Offices and MInistries
Legislation	—	5,050	—	1,202	—	463	—	6,715
Officers of the Legislature	—	60	—	117	—	3,223	—	3,400
Office of the Premier	—	—	—	60	—	35	—	95
Ministry of Aboriginal Relations and Reconciliation	—	—	—	32	—	68	—	100
Ministry of Advanced Education and Labour Market Development	—	—	—	136	—	1,250	—	1,386
Ministry of Agriculture and Lands	—	—	—	171	300	200	—	671
Ministry of Attorney General	—	—	—	690	150	1,640	—	2,480
Ministry of Children and Family Development	—	—	—	864	500	100	—	1,464
Ministry of Community Development	—	—	—	37	—	113	—	150
Ministry of Education	—	—	—	65	—	1,436	—	1,501
Ministry of Energy, Mines and Petroleum Resources	—	—	—	64	—	209	21,000	21,273
Ministry of Environment	11,380	—	—	292	—	60	—	11,732
Ministry of Finance	—	—	—	357	—	1,052	—	1,409
Ministry of Forests and Range	—	1,500	245	725	3,000	1,116	58,496	65,082
Ministry of Health Services	—	—	—	161	14,300	30,330	—	44,791
Ministry of Healthy Living and Sport	—	—	—	27	—	253	—	280
Ministry of Housing and Social Development	—	457	—	—	—	—	—	457
Ministry of Labour and Citizens’ Services	—	49,507	7,000	437	—	53,210	—	110,154
Ministry of Public Safety and Solicitor General	—	—	—	489	212	1,575	—	2,276
Ministry of Small Business, Technology and Economic Development	—	—	—	34	—	534	—	568
Ministry of Tourism, Culture and the Arts	1,434	—	—	27	—	—	—	1,461
Ministry of Transportation and Infrastructure	—	—	—	283	206	905	—	1,394

Other Appropriations
Contingencies All Ministries and New Programs(2)	—	—	—	—	—	203,121	—	203,121
Environmental Appeal Board and Forest Appeals Commission	—	—	—	15	—	—	—	15
Forest Practices Board	—	—	—	25	—	—	—	25
Consolidated Revenue Fund Total	12,814	56,574	7,245	6,310	18,668	300,893	79,496	482,000

(1)	The capital asset acquisitions of each special account are shown in the capital expenditure section of the 2009/10 Supplement to the Estimates.
(2)	Administered by the Minister of Finance.

ESTIMATES, 09/10

FINANCING TRANSACTIONS	Schedule D

CAPITAL EXPENDITURES — TAXPAYER-SUPPORTED ORGANIZATIONS (1),(2)

(for the Fiscal Year Ending March 31, 2010)

($000)

				Protection
		Social		of Person	Trans-	Natural		General
	Health	Services	Education	& Property	portation	Resources	Other	Government	Total

BC Transportation Financing Authority					1,000,000				1,000,000
British Columbia Transit					154,000				154,000
BC Pavilion Corporation						172,000			172,000
Government Operating (Ministries)(3)	45,000	2,000	3,000	5,000	2,000	100,000	313,000	12,000	482,000
Schools			458,000						458,000
Post-secondary Institutions			619,000						619,000
Health sector	886,000								886,000
Other		4,000				12,000	959,000		975,000
Total	931,000	6,000	1,080,000	5,000	1,156,000	284,000	1,272,000	12,000	4,746,000

(1)	Figures have been rounded to the nearest million.
(2)

Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, and health authorities/societies. This breakdown of capital spending by function is presented for information purposes

(3)	Represents Consolidated Revenue Fund capital in Schedule C.

ESTIMATES, 09/10

FINANCING TRANSACTIONS	Schedule E

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (1)

(for the Fiscal Year Ending March 31, 2010)

($000)

			Net Cash
			Source
	Receipts	Disbursement	(Requirement)

SUMMARY
Voted Appropriation	153,083	556,970	(403,887)
Special Accounts	125	102,300	(102,175)
Service Delivery Agencies	209,195	—	209,195
Total	362,403	659,270	(296,867)

Ministry of Aboriginal Relations and Reconciliation
Settlement and Implementation Costs of Treaties and Other Agreements — Payments to the First Nations in accordance with treaty agreements	—	1,750	(1,750)

Ministry of Agriculture and Lands
Agriculture Credit Act — Repayments of outstanding loans	200	—	200
Crown Land Administration — Development of land for sale in future years	—	8,250	(8,250)
Crown Land Special Account — Repayment of outstanding loans and deposits made on pending sales	75	—	75

Ministry of Attorney General
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	1,200	1,200	—

Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	123	—	123

Ministry of Finance
International Fuel Tax Agreement Motor Fuel Tax Act — Moneys collected for, and transferred to, other jurisdictions	11,560	4,470	7,090
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	45,000	181,000	(136,000)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	95,000	260,000	(165,000)
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans, payments of guarantee claims and other disbursements	50	—	50

Ministry of Forests and Range
BC Timber Sales Special Account — Development of timber for sale in future years	—	102,300	(102,300)

Ministry of Tourism, Culture and the Arts
Tourism Development — Development of land for sale in future years	—	300	(300)

Ministry of Transportation and Infrastructure
Transportation Investment Corporation — Disbursements represent investment in the Port Mann project	—	100,000	(100,000)

Consolidated Revenue Fund Total	153,208	659,270	(506,062)

Service Delivery Agencies (2)	209,195	—	209,195

Total	362,403	659,270	(296,867)

(1)

The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government’s financial requirements. Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2)	The total net cash source (requirement) for service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 09/10

FINANCING TRANSACTIONS	Schedule F

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (1)
(for the Fiscal Year Ending March 31, 2010)
($000)

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)

Ministry of Energy, Mines and Petroleum Resources

Oil and Gas Commission	32,900	32,900	—

Ministry of Environment

Habitat Conservation Trust	6,000	6,000	—

Ministry of Finance

BC Transit	11,700	11,700	—

BC Transportation Financing Authority	439,900	439,900	—

Cowichan Tribes	2,200	2,200	—

Municipalities or Eligible Entities	28,200	28,200	—

Resort Areas	9,900	9,900	—

Rural Areas	285,000	285,000	—

South Coast British Columbia Transportation Authority	278,900	278,900	—

Tourism BC	58,800	58,800	—

Total	1,153,500	1,153,500	—

(1)

The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government financial requirements. Further information on these financing transactions is included in the appropriate ministry section of the Estimates.

ESTIMATES, 09/10

FULLTIME EQUIVALENT EMPLOYMENT	Schedule G

Fulltime equivalent (FTE) employment is the estimate of each special office’s, ministry’s and taxpayer-supported Crown corporation and agency’s annual staff utilization. The Budget Transparency and Accountability Act defines Consolidated Revenue Fund FTE staff utilization to include all employees whose salaries are paid directly from the Consolidated Revenue Fund. The term fulltime equivalent is defined as the employment of one person for one full year or the equivalent thereof (for example, the employment of two persons for six months each). Ministry and special office FTEs are calculated by dividing each special office’s and ministry’s total hours of permanent, auxiliary, temporary, seasonal and overtime employment paid, or estimated to be paid, for the fiscal year, by the normal paid working hours for one fulltime employee for one year. Service delivery agencies’ FTEs are estimated in a similar manner. Employees in service delivery agencies whose salaries are included in the cost of capital projects are not counted as FTEs in order to maintain consistency between base salaries expense and FTEs.

The table below provides a summary of estimated fulltime equivalent employment by special office, ministry and service delivery agencies for the 2008/09 and 2009/10 fiscal years. The 2008/09 ministry and special office numbers are restated to reflect program and staff transfers among ministries (see Schedule A for a detailed reconciliation). The 2008/09 FTE utilization is forecast to be 36,205 FTEs.

	Estimates	Estimates
	2008/09	2009/10

Legislation	350	350
Officers of the Legislature	278	289
Office of the Premier	110	103
Ministry of Aboriginal Relations and Reconciliation	174	177
Ministry of Advanced Education and Labour Market Development	690	748
Ministry of Agriculture and Lands	893	938
Ministry of Attorney General	3,627	3,666
Ministry of Children and Family Development	4,542	4,437
Ministry of Community Development	191	191
Ministry of Education	342	336
Ministry of Energy, Mines and Petroleum Resources	338	341
Ministry of Environment	1,523	1,533
Ministry of Finance	1,781	1,699
Ministry of Forests and Range	3,717	3,604
Ministry of Health Services	3,995	4,132
Ministry of Healthy Living and Sport	140	160
Ministry of Housing and Social Development	2,402	2,564
Ministry of Labour and Citizens’ Services	2,350	2,570
Ministry of Public Safety and Solicitor General	2,533	2,547
Ministry of Small Business, Technology and Economic Development	182	184
Ministry of Tourism, Culture and the Arts	144	138
Ministry of Transportation and Infrastructure	1,490	1,469
Management of Public Funds and Debt	—	—
Other Appropriations	38	38

Total	31,830	32,214

Total Service Delivery Agencies	4,265	4,350

Total	36,095	36,564

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT (1),(3)	Schedule H

($000)

Estimates (1) 2008/09	Updated Forecast (1) 2008/09		Estimates 2009/10

		Revenue Summary (2)
18,100,000	17,674,000	Taxation revenue	17,776,000
3,672,000	3,956,000	Natural resource revenue	3,568,000
2,651,000	2,576,000	Other Revenue	2,633,000
4,948,000	4,858,000	Contributions from the Federal government	5,066,000
1,746,000	1,751,000	Contributions from the self-supported Crown corporations	2,085,000
31,117,000	30,815,000	Total Consolidated Revenue Fund Revenue	31,128,000

		Expense Summary (3)
		Special Offices and Ministries
64,058	64,058	Legislation	73,529
52,905	52,905	Officers of the Legislature	75,967
14,113	14,113	Office of the Premier	12,080
62,225	62,225	Ministry of Aboriginal Relations and Reconciliation	51,005
2,075,013	2,056,013	Ministry of Advanced Education and Labour Market Development	2,260,471
288,992	248,992	Ministry of Agriculture and Lands	298,265
545,454	545,454	Ministry of Attorney General	556,394
1,388,928	1,388,928	Ministry of Children and Family Development	1,402,713
237,761	237,761	Ministry of Community Development	197,510
5,116,517	5,114,517	Ministry of Education	5,178,540
73,212	72,212	Ministry of Energy, Mines and Petroleum Resources	73,023
263,313	251,313	Ministry of Environment	239,007
234,186	231,186	Ministry of Finance	152,884
806,099	770,099	Ministry of Forests and Range	767,671
13,329,423	13,329,423	Ministry of Health Services	14,094,910
71,953	65,953	Ministry of Healthy Living and Sport	70,695
2,602,338	2,602,338	Ministry of Housing and Social Development	2,641,271
102,064	102,064	Ministry of Labour and Citizens’ Services	78,272
623,849	623,849	Ministry of Public Safety and Solicitor General	646,858
67,405	67,405	Ministry of Small Business, Technology and Economic Development	84,912
352,851	348,851	Ministry of Tourism, Culture and the Arts	55,013
771,086	771,086	Ministry of Transportation and Infrastructure	765,887
1,261,713	1,211,713	Management of Public Funds and Debt	1,200,100
1,333,754	1,260,754	Other Appropriations (4)	1,723,023
31,739,212	31,493,212		32,700,000
—	622,000	Priority Spending	—
31,739,212	32,115,212	Total Consolidated Revenue Fund Expense	32,700,000
(622,212)	(1,300,212)	Consolidated Revenue Fund Operating Result	(1,572,000)

(1)	The 2008/09 Estimates and Updated Forecast amounts have been restated to conform with the2009/10 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.
(2)	Excludes revenue collected on behalf of, and transferred to, service delivery agencies, and other entities (see Schedule F).
(3)	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.
(4)	See page 13 for details on Other Appropriations.

ESTIMATES, 09/10

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule I
(for the Fiscal Year Ending March 31, 2010)
($000)

Under Section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(2) applies to the revenue minister as definded by BBMAA, and requires the minister to achieve an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitiled “Appropriations in the 2009/10 Estimates” shows the appropriations for which those ministers are responsible. The columns entitled “Appropriation Operating Expenses (net)” and “2009/10 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts attributed to ministers in the 2009/10 Estimates.

Minister Responsible	Appropriations in 2009/10 Estimates	Appropriation Operating Expenses (net)	2009/10 Estimated Amount

Premier	Office of the Premier	12,080	12,080

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	51,005	51,005

Minister of Advanced Education and Labour Market Development(1)	Ministry of Advanced Education and Labour Market Development	2,260,471
	Capital Funding	220,585	2,481,056

Minister of Agriculture and Lands	Ministry of Agriculture and Lands	298,265	298,265

Attorney General	Ministry of Attorney General	556,394	556,394

Minister of Children and Family Development	Ministry of Children and Family Development	1,402,713	1,402,713

Minister of Community Development	Ministry of Community Development	197,510	197,510

Minister of Education(1)	Ministry of Education	5,178,540
	Capital Funding	322,886	5,501,426

Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	73,023	73,023

Minister of Environment(2)	Ministry of Environment	239,007
	Environmental Appeal Board and Forest Appeals Commission	1,129	240,136

Minister of Finance(1)	Ministry of Finance	152,884
	Management of Public Funds and Debt	1,200,100
	Contingencies (All Ministries) and New Programs	385,000
	Capital Funding	560,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	BC Family Bonus	8,758	2,306,744

ESTIMATES, 09/10

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES - (Continued)	Schedule I
(for the Fiscal Year Ending March 31, 2010)
($000)

Minister Responsible	Appropriations in 2009/10 Estimates	Appropriation Operating Expenses (net)	2009/10 Estimated Amount

Minister of Forests and Range(2),(3)	Ministry of Forests and Range	592,371
	Environmental Appeal Board and Forest Appeals Commission	974
	Forest Practices Board	3,857	597,202

Minister of Health Services(1)	Ministry of Health Services	14,094,910
	Capital Funding	219,832	14,314,742

Minister of Healthy Living and Sport	Ministry of Healthy Living and Sport	70,695	70,695

Minister of Housing and Social Development	Ministry of Housing and Social Development	2,641,271	2,641,271

Minister of Labour and Citizens’ Services	Ministry of Labour and Citizens’ Services	78,272	78,272

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	646,858	646,858

Minister of Small Business, Technology and Economic Development	Ministry of Small Business, Technology and Economic Development	84,912	84,912

Minister of Tourism, Culture and the Arts	Ministry of Tourism, Culture and the Arts	55,013	55,013

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	765,887	765,887

	Total Estimated Amount		32,375,204

	Not Applicable
	Legislation	73,529
	Officers of the Legislature	75,967
	BC Timber Sales(3)	175,300
	Total Consolidated Revenue Fund	32,700,000

(1)          The Ministers of Advanced Education and Labour Market Development, Education, Finance and Health Services each have operating expense accountability for the Capital Funding vote therefore, those funds have been allocated appropriately.

(2)          The Ministers of Forests and Range and Environment each have operating expense accountability for the administration and support services of the Environmental Appeal Board and Forest Appeals Commission; therefore, those funds have been allocated appropriately.

(3)          Under Section 5(1.1) of the Balanced Budget and Ministerial Accountability Act, the estimated amount for the Minister of Forests and Range does not include estimated expenditures related to the BC Timber Sales Special Account.

ESTIMATES, 09/10

SERVICE DELIVERY AGENCIES	Schedule J
ESTIMATED REVENUES AND EXPENSES
($000)

		Updated
	Estimates	Forecast	Estimates
	2008/09	2008/09	2009/10

Service Delivery Agencies:

School Districts
Revenue	5,408,000	5,399,000	5,488,000
Expense	(5,319,000)	(5,308,000)	(5,394,000)
	89,000	91,000	94,000
Accounting adjustments (1)	19,000	132,000	135,000
Net impact	108,000	223,000	229,000

Post-secondary Institutions
Revenue	4,492,000	4,161,000	4,625,000
Expense	(4,401,000)	(4,376,000)	(4,548,000)
	91,000	(215,000)	77,000
Accounting adjustments (1)	60,000	264,000	106,000
Net impact	151,000	49,000	183,000

Health Authorities and Hospital Societies
Revenue	9,883,000	10,155,000	10,454,000
Expense	(9,883,000)	(10,194,000)	(10,454,000)
	—	(39,000)	—
Accounting adjustments (1)	27,000	187,000	(33,000)
Net impact	27,000	148,000	(33,000)

Community Living BC
Revenue	715,000	717,000	722,000
Expense	(715,000)	(717,000)	(722,000)
	—	—	—
Accounting adjustments (1)	1,000	(1,000)	—
Net impact	1,000	(1,000)	—

BC Transportation Financing Authority
Revenue	630,000	591,000	602,000
Expense	(646,000)	(733,000)	(809,000)
	(16,000)	(142,000)	(207,000)
Accounting adjustments (1)	(137,000)	(137,000)	(130,000)
Net impact	(153,000)	(279,000)	(337,000)

BC Pavilion Corporation
Revenue	71,000	51,000	89,000
Expense	(41,000)	(50,000)	(97,000)
	30,000	1,000	(8,000)
Accounting adjustments (1)	2,000	306,000	2,000
Net impact	32,000	307,000	(6,000)

ESTIMATES, 09/10

SERVICE DELIVERY AGENCIES	Schedule J
ESTIMATED REVENUES AND EXPENSES
($000)

		Updated
	Estimates	Forecast	Estimates
	2008/09	2008/09	2009/10

Service Delivery Agencies:

British Columbia Housing Management Commission
Revenue	564,000	608,000	504,000
Expense	(564,000)	(608,000)	(504,000)
	—	—	—
Accounting adjustments (1)	—	—	—
Net impact	—	—	—

British Columbia Transit
Revenue	230,000	231,000	259,000
Expense	(230,000)	(232,000)	(259,000)
	—	(1,000)	—
Accounting adjustments (1)	(1,000)	(4,000)	52,000
Net impact	(1,000)	(5,000)	52,000

Tourism BC
Revenue	69,000	67,000	66,000
Expense	(69,000)	(67,000)	(66,000)
	—	—	—
Accounting adjustments (1)	—	—	—
Net impact	—	—	—

Other Service Delivery Agencies
Revenue	641,000	878,000	720,000
Expense	(657,000)	(678,000)	(716,000)
	(16,000)	200,000	4,000
Accounting adjustments (1)	271,000	(124,000)	517,000
Net impact	255,000	76,000	521,000

Net operating results of service delivery agencies
Revenue	22,703,000	22,858,000	23,529,000
Accounting adjustments	241,000	632,000	649,000
Net revenue	22,944,000	23,490,000	24,178,000
Expense	(22,525,000)	(22,963,000)	(23,569,000)
Accounting adjustments (1)	1,000	(7,000)	—
Net expense	(22,524,000)	(22,970,000)	(23,569,000)
Net operating result	420,000	520,000	609,000

(1)          The accounting adjustment conforms service delivery agency accounting policies with those of government and eliminates transfers among service delivery agencies to avoid double counting.

ESTIMATES, 09/10

ESTIMATED REVENUE BY SOURCE(1)	Schedule K
(for the Fiscal Year Ending March 31, 2010)
($millions)

							Contribution
						Contribution	from
		Natural	Fees &	Investment		from Federal	Government
	Taxation	Resources	Licences	Earnings	Misc	Government	Enterprises	Total
Consolidated Revenue Fund	17,776	3,568	2,389	58	186	5,066	2,085	31,128
Accounting adjustments							(272)	(272)
Contributions from commercial Crown corporations							(2,085)	(2,085)
	17,776	3,568	2,389	58	186	5,066	(272)	28,771
Expense recoveries:
Expenses netted from revenue (bad debts)	16	11	57		15			99
Expenses recovered from external entities	61	18	131	658	415	748	272	2,303
	77	29	188	658	430	748	272	2,402
Service delivery agency direct revenue:
School Districts			144	32	260	66		502
Post-secondary Institutions			1,029	109	917	303		2,358
Health Authorities and Hospital Societies			251	19	369	14		653
BC Transportation Financing Authority	440				18	11		469
BC Housing Management Commission				2	44	139		185
BC Transit	61		68	3				132
Tourism BC	59				7			66
Other service delivery agencies	72	33	40	37	244	23		449
	632	33	1,532	202	1,859	556	—	4,814
Net earnings of commercial Crown corporations:
BC Hydro							452	452
BC Liquor Distribution							896	896
BC Lottery Corporation							1,154	1,154
Insurance Corporation of British Columbia							260	260
Other commercial Crown corporations							63	63
	—	—	—	—	—	—	2,825	2,825
Total Revenue by Source	18,485	3,630	4,109	918	2,475	6,370	2,825	38,812

(1)          The Estimated Revenue by Source schedule is presented for information purposes and provides further detail on the revenue collected by ministries and other organizations that make up the government reporting entity. Adjustments to CRF revenue are required to eliminate transfers between ministries and service delivery agencies and dividends from commercial Crown corporations to avoid double counting. Total CRF revenue is adjusted for recoveries from external sources and to report the revenue that had expenses netted against it. These adjustments are offset by a corresponding increase in expense (see Schedlue J). Service delivery agencies receive revenue directly from external sources such as federal grants, fees for goods and servicen, and investment earnings. Under generally accepted accounting principles, commercial Crown corporation net earnings are reported as revenue. Figures have been rounded to the nearest million.

ESTIMATES, 09/10

ESTIMATED EXPENSE BY FUNCTION (1)	Schedule L
(for the Fiscal Year Ending March 31, 2010)
($millions)

	Health	Education	Social Services	Protection of Persons & Property	Trans- portation	Natural Resources & Economic Development	Other	General Government	Interest	Total
Legislation								74		74
Officers of the Legislature				18				58		76
Office of the Premier								12		12
Ministry of Aboriginal Relations and Reconciliation				47		4				51
Ministry of Advanced Education and Labour Market Development		2,163	1	8		8		80		2,260
Ministry of Agriculture and Lands						298				298
Ministry of Attorney General			67	447				42		556
Ministry of Children and Family Development	188		1,166	49						1,403
Ministry of Community Development						37	160			197
Ministry of Education		5,163					16			5,179
Ministry of Energy, Mines and Petroleum Resources						73				73
Ministry of Environment						203	36			239
Ministry of Finance						5	32	116		153
Ministry of Forests and Range						768				768
Ministry of Health Services	14,095									14,095
Ministry of Healthy Living and Sport	51						20			71
Ministry of Housing and Social Development	127	52	2,062	24		49	327			2,641
Ministry of Labour and Citizens Services				16				62		78
Ministry of Public Safety and Solicitor General				647						647
Ministry of Small Business, Technology and Economic Development		25				60				85
Ministry of Tourism, Culture and the Arts						25	30			55
Ministry of Transportation and Infrastructure				28	737	1				766
Management of Public Funds and Debt									1,200	1,200
Contingencies All Ministries and New Programs							385			385
Capital Funding	220	543					560			1,323
Other Appropriations			9			6				15
Consolidated Revenue Fund	14,681	7,946	3,305	1,284	737	1,537	1,566	444	1,200	32,700
Expenses recovered from external entities	263	444	93	227	5	117	346	277	630	2,402
Externally-funded service delivery agency expense:
School Districts		271							2	273
Post-secondary Institutions		2,124							52	2,176
Health Authorities and Hospital Societies	647								39	686
BC Transportation Financing Authority					560				245	805
BC Housing Management Commission							185			185
BC Transit					72				8	80
Tourism BC						68				68
Other service delivery agencies	131	9	12	33	28	114	(447)	26	26	(68)
	778	2,404	12	33	660	182	(262)	26	372	4,205
Total Expense by Function	15,722	10,794	3,410	1,544	1,402	1,836	1,650	747	2,202	39,307

(1)          The Expense by Function schedule is presented for information purposes and provides a reconciliation between the spending by ministries and other organizations that make up the government reporting entity and the main categories of government expense. Appropriations are shown as voted (i.e. net of recoveries). Total CRF spending is adjusted for expenses whose cost was recovered from external sources and for expenses that were netted from revenue. This adjustment is offset by an equivalent adjustment to revenue (see Schedule K). Service delivery agencies also provide services that are not funded by grants from the provincial government. These costs are funded from external sources such as federal grants, fees or investment earnings (see Schedule K) Figures have been rounded to the nearest million.

ESTIMATES, 09/10

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS
OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expense and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                             Base Salaries — includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•                             Supplementary Salary Costs — includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•                             Employee Benefits — includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer such as relocation and transfer expenses are also included.

•                             Legislative Salaries and Indemnities — includes the cost of the annual MLA indemnity and supplementary salaries as authorized under Section 4 of the Members’ Remuneration and Pensions Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•                             Boards, Commissions and Courts — Fees and Expenses — includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                             Public Servant Travel — includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•                             Centralized Management Support Services — includes central agency charges to ministries for services such as work place technology services, BC Public Service Agency services, legal services, accommodation and real estate services, and alternate service delivery services.

•                             Professional Services — includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                             Information Systems — Operating — includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

•                             Office and Business Expenses — includes supplies and services required for the operation of offices.

•                             Informational Advertising and Publications includes costs associated with non-statutory advertising and general publications.

•                             Statutory Advertising and Publications — includes costs associated with special notices and publications required by statute and regulations.

•                             Utilities, Materials, and Supplies — includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•                             Operating Equipment and Vehicles — includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•                             Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                             Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                             Building Occupancy Charges — includes payments to the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 09/10

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS — Continued

Government Transfers

•                             Transfers — Grants — includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•                             Transfers — Entitlements — includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•                             Transfers — Agreements — includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•                             Transfers Between Votes and Special Accounts — includes transfers (payments) between a vote and a special account.

•                             Interest on the Public Debt — includes only interest payments on the direct provincial debt borrowed for government purposes.

•                             Other Expenses — includes expenses such as Provincial Treasury banking charges, financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                             Recoveries Between Votes and Special Accounts — includes recoveries between a vote and a special account.

•                             Recoveries Within the Consolidated Revenue Fund — includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                             Recoveries Within The Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•                             Recoveries External to the Government Reporting Entity — includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•                             Land — includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•                             Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                             Buildings — includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•                             Specialized Equipment — includes the purchase or capital lease cost of heavy equipment such as tractors, trailers and ambulances, as well as telecommunications relay towers and switching equipment.

•                             Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                             Vehicles — includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•                             Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•                             Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                             Roads — includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.